UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Precigen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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PRECIGEN, INC.

20374 Seneca Meadows Parkway
Germantown, Maryland 20876

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 18, 2026
To Our Shareholders:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Precigen, Inc. (“Precigen,” “we,” “us,” “our,” or the “Company”) to be held in virtual meeting format only at 9:00 a.m. Eastern Time, Thursday, June 18, 2026, for the following purposes:
1.
to elect the nine nominees named in the accompanying Proxy Statement to the Board of Directors, each to serve a one-year term expiring at the earlier of the next Annual Meeting or until his or her successor is duly elected and qualified;

2.	to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	to approve a non-binding advisory resolution approving the compensation of the named executive officers;
4.	to approve an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan to increase the number of shares of common stock which may be subject to awards thereunder by 7 million; and
5.	to transact any other business that may properly be brought before the Annual Meeting or any adjournments or postponements thereof.
To join the meeting webcast, go to www.VirtualShareholderMeeting.com/PGEN2026 shortly before the meeting time and follow the instructions.
As of the date of this notice, we have not received notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card, or their duly constituted substitutes, will be deemed authorized to receive notice on behalf of and to vote the shares represented by proxy or otherwise act on those matters in accordance with their business judgment.
The Board of Directors has fixed the close of business on April 17, 2026 as the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting. We are furnishing our proxy materials and Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) by mail to our shareholders.
Your vote is very important to us. Please read the Proxy Statement and then, regardless of whether you are able to attend the Annual Meeting, vote your shares as promptly as possible. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors, the non-binding proposal to approve the compensation of the named executive officers, or the proposal to approve an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan. You may revoke your proxy and change your vote by entering new instructions on either the telephone or internet voting system before 11:59 p.m. Eastern Time on June 17, 2026, by submitting a proxy with a later date before the polls close at the Annual Meeting, by delivering a written revocation to our Corporate Secretary such that it is received before the polls close at the Annual Meeting, or by voting your shares at the Annual Meeting. Please note that voting in advance in any of the ways described will not prevent you from attending the Annual Meeting should you choose to do so. Whether or not you attend the Annual Meeting, please vote your shares as promptly as possible.
By Order of the Board of Directors,
DONALD P. LEHR
Corporate Secretary
Germantown, Maryland
April 30, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON June 18, 2026
Our Proxy Statement and our 2025 Annual Report are available online, free of charge, at https://materials.proxyvote.com.

i

ii

PRECIGEN, INC.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876
PROXY STATEMENT
2026 Annual Meeting of Shareholders
This Proxy Statement and the accompanying proxy card are being furnished to you by the Board of Directors (the “Board”) of Precigen, Inc. to solicit your proxy to vote your shares at our Annual Meeting, or at any adjournments or postponements thereof. The Annual Meeting will be held via an interactive webcast and will be called to order at 9:00 a.m. Eastern Time, on Thursday, June 18, 2026. To join the meeting webcast, go to www.VirtualShareholderMeeting.com/PGEN2026 at least fifteen minutes before the meeting time and follow the instructions. You will need the 16-digit control number on your proxy card or voting instructions to join the meeting.
On or about April 30, 2026, we will commence mailing proxy materials, including the accompanying notice and the 2025 Annual Report, and on how to vote. These materials are being made available to you on the internet at www.proxyvote.com.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
1.	Who is asking for my vote and why am I receiving this document?
The Board asks that you vote on the matters listed in the Notice of 2026 Annual Meeting of Shareholders, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.
2.	Who is entitled to vote?
Only holders of record of outstanding shares of our common stock at the close of business on April 17, 2026, are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 2026, there were 356,510,977 outstanding shares of common stock. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
3.	What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Dr. Helen Sabzevari and Mr. Donald P. Lehr, or each of them, each with the power to appoint his or her substitute, have been designated as proxies or proxy holders for the Annual Meeting. A proxy properly executed and received by our Corporate Secretary by 11:59 p.m. Eastern Time on June 17, 2026 and not revoked will be voted in accordance with the terms thereof.
4.	What is a voting instruction?
A voting instruction is the instruction form you receive from your bank, broker, or its nominee if you hold your shares of common stock in street name. The instruction form instructs you how to direct your bank, broker, or its nominee, as record holder, to vote your shares of common stock.
5.	What am I voting on?
Shareholders are being asked to vote on each of the following items of business:
•
the election to the Board of the nine nominees named in this Proxy Statement, each to serve a one-year term expiring at the earlier of the next Annual Meeting or until his or her successor is duly elected and qualified;

•	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	the approval of a non-binding advisory resolution approving the compensation of the named executive officers; and
•
the approval of an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as amended (the “2023 Plan”), to increase the number of shares of common stock which may be subject to awards thereunder by 7 million.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. The persons named in the enclosed proxy card or voting instruction will vote the shares of common stock represented by the proxy in the manner as the Board may recommend, or otherwise at the proxy holders’ discretion. Neither management nor the Board presently knows of any other such matters.
6.	How many votes must be present to hold the Annual Meeting?
Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon, and be counted together collectively must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“broker shares”) that are not voted on any matter (“broker non-votes”) are included in determining the existence of a quorum.
7.	What are the voting requirements to elect directors and approve the other proposals described in the Proxy Statement?
The vote required to elect directors and approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal		Vote Required
1.	Election of directors	Majority of votes cast
2.	Ratification of appointment of Deloitte & Touche LLP	Majority of votes cast
3.	Advisory vote to approve executive compensation	Majority of votes cast
4.	Approval of an amendment to the 2023 Plan to increase the number of shares of common stock which may be subject to awards thereunder by 7 million	Majority of votes cast

Votes may be cast by proxy or in person. A “majority” of votes cast means that more votes were cast “for” the proposal than “against.” Abstentions and broker non-votes (described under “How are abstentions and broker non-votes counted?”) are not considered as votes cast and will have no effect on the vote outcome for Proposals 1, 2, 3, and 4, except that as Proposal 2 is considered “routine,” the Board anticipates that there will be no broker non-votes with respect to such proposal. As it relates to the election of our directors, our Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes cast “against” his or her election than votes “for” his or her election must, promptly following certification of the shareholder vote, tender his or her resignation to the Board for consideration. For more details regarding the director resignation policy, please see “Election of Directors.”
8.	What are the voting recommendations of the Board?
For the reasons set forth in more detail later in this Proxy Statement, the Board unanimously recommends that you vote:
•	FOR the proposed nominees to the Board named in this Proxy Statement;
•	FOR the ratification of the appointment of Deloitte & Touche LLP;
•	FOR the approval of the non-binding advisory resolution to approve the compensation of our named executive officers; and
•	FOR the approval of an amendment to the 2023 Plan to increase the number of shares of common stock which may be subject to awards thereunder by 7 million;

9.	How do I vote?
Registered shareholders (shareholders who hold common stock in certificated form or book entry form on the records of our transfer agent as opposed to through a bank, broker or other nominee) may vote in person at the Annual Meeting or by proxy. There are three ways for registered shareholders to vote by proxy before the Annual Meeting:
•
By Internet: Connect to the internet at www.proxyvote.com and follow the instructions included on the proxy card or voting instruction. Your proxy will be voted according to your instructions. If you vote by internet, you do not need to mail in a proxy card or voting instruction.

•	By Telephone: Call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction. If you vote by telephone, you do not need to mail in a proxy card or voting instruction.
•	By Mail: If you received your proxy materials by mail, complete, properly sign, date, and mail the enclosed proxy card.
Registered shareholders are urged to deliver proxies by using the internet, calling the toll-free telephone number, or by completing and mailing the proxy card. The internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxies, and to confirm that such instructions have been recorded properly. Instructions for voting over the internet or by telephone are included on the enclosed proxy card. If you received your proxy materials via mail, registered shareholders may send their proxies by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed prepaid envelope. The deadline for voting via the internet or telephone is 11:59 p.m., Eastern Time, on June 17, 2026.
Shareholders who hold common stock through banks, brokers, or other nominees (“street name shareholders”) who wish to vote at the Annual Meeting should receive voting instructions from the institution that holds their shares. Please contact the institution that holds your shares if you have not received voting instructions. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker, or other nominee that holds the shares, using either the toll-free telephone number or the internet address provided on the voting instruction; or by completing, dating, and signing the voting instruction and returning it promptly in the enclosed prepaid envelope.
Shareholders can also vote via the internet during the virtual Annual Meeting by visiting: www.VirtualShareholderMeeting.com/PGEN2026. Only shareholders of record at the close of business on the record date, April 17, 2026, are entitled to participate in and to vote at the virtual Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your voting instruction form.
10.	Can I attend the Annual Meeting?
Yes. The Annual Meeting is open to all holders of our common stock as of the record date, April 17, 2026. However, even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance. You can attend the Annual Meeting live via the internet by visiting: www.VirtualShareholderMeeting.com/PGEN2026. Online check-in will begin at 8:45 a.m. Eastern Time. Please allow ample time for the online check-in process. Please note that there is no in-person location for you to attend.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or any additional voting instructions that accompanied your proxy materials.
11.	How do I attend the virtual Annual Meeting? How can I ask questions during the Annual Meeting? What if I experience technical difficulties at log-in or during the Annual Meeting?
Our virtual Annual Meeting will be conducted on the internet via webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.VirtualShareholderMeeting.com/PGEN2026. Shareholders will be able to vote their shares electronically during the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number on your proxy card of voting instruction form. The Annual Meeting will begin promptly at 9:00 am Eastern Time.
Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.VirtualShareholderMeeting.com/PGEN2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the Annual Meeting will be addressed during the Annual Meeting, subject to time constraints.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance. Technical assistance will be available through the conclusion of the Annual Meeting.
12.	How will my shares be voted if I sign, date, and submit my proxy or voting instruction, but do not provide complete voting instructions with respect to each proposal?
Shareholders should specify their vote for each matter on the proxy or voting instruction. The proxies solicited by this Proxy Statement vest in the proxy holders voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Annual Meeting.
Unless otherwise directed in the enclosed proxy card, the persons named as proxies therein will vote all properly executed, returned, and not-revoked proxy cards or voting instruction cards: (i) “FOR” the election of the nine director nominees listed thereon; (ii) “FOR” the proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (iii) “FOR” the non-binding proposal to approve the compensation of our named executive officers; and (iv) “FOR” the approval of an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan.
13.	How will my shares be voted if I do not return my proxy or my voting instruction?
It will depend on how your ownership of shares of common stock is registered. If you own your shares as a record holder, which means that your shares of common stock are registered in your name, if you do not vote in advance of the Annual Meeting by submitting a proxy, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, as explained under “How many votes must be present to hold the Annual Meeting?,” unless you attend the Annual Meeting to vote them in person.
If you are a street name shareholder and your shares are registered in the name of your bank, broker or its nominee, your shares may be voted even if you do not provide your bank, broker, or other nominee with voting instructions. Your bank, broker, or other nominee may vote your shares in its discretion on “routine” matters. However, your bank, broker, or other nominee may not vote your shares on proposals that are not considered routine. When a proposal is not a routine matter and your bank, broker, or other nominee has not received your voting instructions with respect to such proposal, your bank, broker, or other nominee cannot vote your shares on that proposal. When a bank, broker, or other nominee does not cast a vote for a non-routine matter, it is called a “broker non-vote.”
Therefore, please note that in the absence of your specific instructions as to how to vote, your bank, broker, or other nominee may not vote your shares with respect to the election of directors, the non-binding proposal to approve the compensation of the named executive officers, or the proposal to approve an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan. These matters are not considered routine matters. However, the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a street name shareholder whose shares of common stock are held with a bank, broker, or other nominee and you do not return your voting instructions, your bank, broker, or other nominee may vote your shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Please return your proxy so your vote can be counted.
14.	How are abstentions and broker non-votes counted?
Only votes cast “for” or “against” are included in determining the votes cast with respect to any matter presented for consideration at the Annual Meeting. As described above, when brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners did not vote on one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. In addition, abstentions and broker non-votes are not counted as votes cast on a proposal and will not affect the outcome of the vote for any of the proposals being presented for consideration at the Annual Meeting. Therefore, abstentions and broker non-votes (except with respect to proposal (ii) below, as to which the Board anticipates there will not be any broker non-votes, as such matter is considered routine) will not count either in favor of or against (i) the election of directors, (ii) the ratification of the appointment of Deloitte & Touche LLP, (iii) the non-binding proposal to approve the compensation of the named executive officers, and (iv) the approval of the amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan to increase the number of shares of common stock which may be subject to awards thereunder by 7 million.
15.	What if I change my mind after I vote?
Whether you vote by internet, telephone, or by mail, you may later revoke your proxy and change your vote before 11:59 p.m. Eastern Time on Wednesday June 17, 2026 by:
•	entering new instructions on either the telephone or internet voting system before 11:59 p.m. Eastern Time on Wednesday June 17, 2026;
•	delivering a properly signed proxy with a later date than the previously submitted proxy card before the polls close at the Annual Meeting;
•	delivering a written revocation to our Corporate Secretary at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876; or
•	voting virtually at the Annual Meeting.
Attendance at the virtual Annual Meeting alone without voting will not revoke a previously granted proxy. If you are a street name shareholder whose stock is held with a bank, broker, or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker, or other nominee, or contact your bank, broker, or other nominee to change or revoke your previously given proxy.
16.	Who pays the cost of proxy solicitation?
We will pay all expenses of soliciting proxies, including clerical work, printing, and postage. Our officers and other employees may personally solicit proxies or solicit proxies by internet, telephone, mail, or facsimile, but we will not provide any compensation for such solicitations. We will also reimburse banks, brokers, and other persons holding shares in their names or in the names of nominees for expenses incurred sending material to beneficial owners and obtaining proxies from beneficial owners.
17.	Could other matters be decided in the Annual Meeting?
The Board does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.
18.	How do I make a shareholder proposal for the 2027 Annual Meeting of Shareholders?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive any proposals from shareholders intended for inclusion in the proxy statement for our 2026 Annual Meeting of Shareholders no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., December 31, 2027). Holders of common stock who wish to have proposals submitted for inclusion in the proxy statement for our 2027 Annual Meeting of Shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals, and other matters governed by such rules and regulations. Proposals should be submitted to Precigen, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.
The Bylaws also set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director or bring other matters pursuant to these procedures at the 2027 Annual Meeting of Shareholders, we must receive notice of the nomination or proposal no earlier than the close of business on February 18, 2027 and no later than the close of business on March 20, 2027, provided, however, that if our 2027 Annual Meeting of Shareholders is scheduled to be held before May 19, 2027 or after August 27, 2027, notice shall be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we announce the new meeting date. For the nomination of a candidate for director, the notice must describe various matters as set forth in our Bylaws, including regarding the nominee, including name, address, occupation, and shares held. In addition to complying with the advance notice provisions of our Bylaws, to nominate a director, shareholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than April 19, 2027. For bringing other proposals of business pursuant to these procedures at the 2027 Annual Meeting of Shareholders, the notice must include a description of the proposed business, the reasons therefor, and other matters specified in our Bylaws. In each case, the notice must be timely given in writing to our Corporate Secretary, whose address is 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

CORPORATE GOVERNANCE
General
Our business and affairs are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act, our Amended and Restated Articles of Incorporation, and our Bylaws. Our Bylaws provide that the number of directors shall be fixed from time to time by the Board, but shall not be more than ten. The Board is currently comprised of the following nine individuals: Randal Kirk, the Chairman of the Board, Cesar Alvarez, Steven Frank, Vinita Gupta, Fred Hassan, Jeffrey Kindler, Dr. Helen Sabzevari, our Chief Executive Officer (“CEO”), James Turley, and Nancy Howell Agee. Each of our current directors are being nominated for election to the Board at the Annual Meeting. For more information regarding the nominees for election to the Board, see “Nominees for Election as Directors.”
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) that set forth the practices of the Board with respect to the qualification, selection and election of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation guidelines, management evaluation and succession, policies regarding the appointment of a Lead Independent Director, meetings of the non-management directors, the policy on communicating with the non-management directors, and various other issues. A copy of our Corporate Governance Guidelines is available on our website at http://investors.precigen.com under the caption “Governance.” Neither the Corporate Governance Guidelines, our website nor any documents or information contained therein are incorporated by reference to this proxy statement.
Board Standards of Independence
The Board has set forth our independence standards in our Corporate Governance Guidelines and bylaws. These standards provide that a majority of the Board must be independent under the independence standards established by the Corporate Governance Guidelines, The Nasdaq Stock Market (“Nasdaq”) and the New York Stock Exchange (“NYSE”) as in effect from time to time. For a Board member or candidate for election to the Board to qualify as independent, the Board must determine that the person and his or her family members do not have a material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) or any of our affiliates. Under the categorical standards adopted by the Board, a member of the Board is not independent if:
•	The director is, or has been within the last three years, our employee, or whose family member is, or has been within the last three years, an executive officer of the Company;
•
The director has received, or has a family member serving as an executive officer who has received, during any 12-month period within the three years preceding the determination of independence, more than $120,000 in direct compensation from us, other than director and committee fees, compensation made to a family member who is an employee (other than an executive officer) of the Company, and benefits under a tax-qualified retirement plan or non-discretionary compensation;

•
(i) The director is a current partner of a firm that is our internal or external auditor; (ii) the director has a family member who is a current partner of such a firm; or (iii) the director, or a family member, was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•
The director or a family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•
The director is or a family member is, a partner in (excluding limited partners), or a controlling shareholder or executive officer of, any organization to which we made, or from which we received, payments for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000, or 5%, of such other company’s consolidated gross revenues.

With the exception of Dr. Sabzevari, our CEO, the Board has affirmatively determined that each of Randal J. Kirk, Cesar Alvarez, Steven Frank, Vinita Gupta, Fred Hassan, Jeffrey Kindler, James Turley, and Nancy Howell Agee is independent in accordance with the above standards and applicable Nasdaq and NYSE guidelines.

In determining that Mr. Kirk is now independent, the Board considered that Mr. Kirk was an employee of the Company until September 24, 2020 and that he is a shareholder of over 32% of our outstanding common stock. Mr. Kirk has not been an employee of the Company for over five years. In addition, over this time period, we have discontinued a number of the activities and functions with respect to which Mr. Kirk provided institutional knowledge. Neither Mr. Kirk nor any of his family members have, over the last five years, been party to any relationship or contract with the Company other than Mr. Kirk’s service on the Board, his rights as a shareholder of the Company and purchases of Company securities. The Board has determined that these relationships are not material and that they do not impair Mr. Kirk’s independence.
In determining that Mr. Frank is independent, the Board considered that Mr. Frank is a current employee of J.P. Morgan Securities LLC (“JP Morgan”). JP Morgan acted as the representative of the underwriters related to our offering of shares of common stock in January 2023. The services provided by JP Morgan were in the ordinary course of their role as lead underwriter, for which they received customary fees and commissions. In Mr. Frank’s role with JP Morgan, Mr. Frank did not participate in the provision of such services and does not materially benefit from the engagement, and his compensation from JP Morgan is not based on such services provided to us. The Board has determined that this relationship is not material and that it does not impair Mr. Frank’s independence.
In determining that Mr. Turley is independent, the Board considered that Mr. Turley is the former Chairman and Chief Executive Officer of Ernst & Young LLP. From time to time, Ernst & Young provides services to us in the normal course of business, including various consulting, valuation and technical accounting services, for which they receive customary fees. As Mr. Turley retired from Ernst & Young over ten years ago in June 2013, Mr. Turley does not participate in such services and does not materially benefit from the engagement. The Board has determined that this relationship is not material and that it does not impair Mr. Turley’s independence.
Board Meetings and Attendance at Annual Meeting of Shareholders
There were 8 meetings of the Board held either in person or by teleconference in 2025. Each director except for Vinita Gupta attended at least 75% of the combined meetings of the Board and the committees on which he or she served during the year scheduled during the time each member was a director. Our independent directors meet in executive session without management at least quarterly.
Our Corporate Governance Guidelines provide that all directors are strongly encouraged to attend all annual and special meetings of our shareholders. All members of the Board at the time of the 2025 Annual Meeting attended the 2025 Annual Meeting.
Board Leadership Structure
As specified in the Corporate Governance Guidelines, the Board does not have a policy on whether the roles of the CEO and Chairman should be separate. The positions of Chairman and CEO are presently separated in recognition of the differences between the two roles. Our CEO, Dr. Sabzevari, is responsible for setting our strategic direction and our day-to-day leadership and performance. Our Chairman, Mr. Kirk, who is not an employee, leads our Board in its role of providing advice to, and independent oversight of, Company management.
The Board believes that Mr. Kirk is well situated to serve as Chairman because his unique and extensive experience and deep understanding of our business, and broad experience as CEO of, and significant investor in, multiple successful biotech companies enable him to provide strategic insight on key issues and serve as a valuable bridge between the Board and management. Mr. Kirk’s Chairman responsibilities include the following:
•	serving as a liaison between the Board and senior management;
•	preparing the Board’s agenda;
•	presiding over meetings of the Board and the shareholders; and
•	performing such other duties and responsibilities as may be delegated to the Chairman by the full Board from time to time.
Until April 2026, Mr. Turley served as our Lead Independent Director. Our Corporate Governance Guidelines provide that our Board may from time to time appoint a Lead Independent Director, to serve as a principal liaison between the independent directors and the Chairman and the CEO as well as to coordinate the activities of the other independent directors. Following deliberations and analysis in April 2026, the Nominating and Governance

Committee of the Board made the determination that Mr. Kirk qualified as an independent director. Mr. Kirk thereafter was appointed as Chairman rather than Executive Chairman of the Board and the Board made the determination that appointing a Lead Independent Director was no longer necessary for the governance structure of the Company. The Board may appoint a Lead Independent Director in the future as the needs of the Company and its governance may require.
If appointed, our Corporate Governance Guidelines provide that the responsibilities of the Lead Independent Director of the Board would include the following:
•	presiding over meetings of the non-management and independent Board members and, as appropriate, providing prompt feedback to the CEO and Chairman;
•	together with the Chairman, and with input from the non-management and independent Board members, preparing the Board’s agenda;
•	serving as a point of contact between non-management and independent Board members and the CEO on board-wide matters;
•	calling executive sessions of the Board or of the non-management and independent Board members;
•	serving as a “sounding board” and mentor to the CEO;
•	taking the lead in assuring that the Board carries out its responsibilities in circumstances where the Chairman is incapacitated or otherwise unable to act;
•
consulting with the members of the Compensation and Human Capital Management Committee (the “Compensation Committee”) to provide performance feedback and compensation information to the CEO and the Chairman; and

•	performing such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.
As part of the Board’s annual assessment process, the Board evaluates the Board’s leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to combine the roles of CEO and Chairman of the Board, or to have a Lead Independent Director, but believes that the absence of a policy requiring either the separation or combination of these roles provides the Board with the flexibility to determine the best leadership structure, and that the appointment of a Lead Independent Director is not currently in the best interests of the Company and its stockholders.
The Board’s Role in Risk Oversight
The Board is responsible for our risk oversight, and each committee of the Board is responsible for risk oversight within such committee’s area of responsibility and regularly reports to the Board regarding the same. Management is responsible for our risk management, including providing working to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerance. On a regular basis, our management team identifies, discusses, and assesses financial risk from current macroeconomic, industry, and company perspectives. Our management team also provides regular reports to the Board and its committees on areas of our material risk, including operational, financial, legal, and regulatory as well as strategic and reputational risks.
The Audit Committee is responsible for discussing with management our major financial risk exposures and the steps and processes management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including, but not limited to, proposed risk factors and other public disclosures, mitigation strategies, and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks, as appropriate.
In carrying out its responsibilities, the Compensation Committee considers the impact of executive and employee compensation on our risk profile, as well as overseeing the development, implementation and effectiveness of our human capital management policies, programs and initiatives, including with respect to recruitment, retention and development of our employees. The Compensation Committee’s responsibilities also include the consideration of succession planning for our Chief Executive Officer and other executive officers.

The Nominating and Governance Committee’s responsibilities include the consideration of corporate governance matters and risks. The Nominating and Governance Committee also oversees the Company’s environmental, social and governance, or ESG matters. The Nominating and Governance Committee’s duties include considering with management public policy issues that may affect the Company, including pertinent ESG matters.
Each committee regularly reports to the Board. Moreover, the Board reviews and oversees our various financial policies, financing programs, capital and operating plans, benefit plan management, ESG matters and certain risk management policies. We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at each of the committee levels, with ultimate oversight by the full Board, as led by the Chairman.
Board Committees
The Board maintains three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Each of these committees has a separate chairperson and is composed entirely of directors that meet the applicable independence requirements of the SEC, Nasdaq and NYSE. Each committee operates under a written charter that is reviewed periodically and, has been approved, by the Board. A current copy of each committee’s charter is available on our website at http://investors.precigen.com under the caption “Governance.” In addition, from time to time, the Board may create ad hoc committees for specific purposes.
Audit Committee
The current members of the Audit Committee are Messrs. Kindler, Hassan, and Gupta. Mr. Kindler is the chair of the Audit Committee. During 2025, the Audit Committee met 3 times. In addition to the three meetings, a fourth meeting was scheduled, and had to be cancelled due to health matters of a Committee member. The actions of that meeting were documented via a Unanimous Written Consent after the Committee was provided a draft of the 10-Q filing, management’s written materials highlighting important activities during the quarter and the independent registered public accounting firm’s quarterly written communications. In addition, the Committee Chairman verbally spoke with the lead partner from the independent registered public accounting firm as to the results of their quarterly review. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the enhanced independence standards for audit committee members in the Exchange Act, and the rules thereunder, as incorporated into the listing standards of Nasdaq and NYSE, and the independence standards of our Corporate Governance Guidelines as discussed above under “Corporate Governance — Board Standards of Independence.” The Board has further determined that Mr. Kindler qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is “financially sophisticated” within the meaning of the Nasdaq rules. The Audit Committee assists the Board in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The Audit Committee’s responsibilities include, among other things, overseeing:
•	our accounting and financial reporting processes;
•	the integrity of our consolidated financial statements;
•	our compliance with laws and regulations;
•	our independent registered public accounting firm’s qualifications and independence; and
•	the performance of our independent registered public accounting firm.
The Audit Committee appoints, oversees, and evaluates the performance of our independent registered public accounting firm for each fiscal year and approves the audit and non-audit services to be provided by such firm. The Audit Committee also reviews the scope and the results of the work of the independent registered public accounting firm and reviews the adequacy of internal control over financial reporting. The functions and responsibilities of the Audit Committee are further described in the “Audit Committee Report.”
Compensation Committee
The current members of the Compensation Committee are Messrs. Hassan, Kindler, and Turley. Mr. Turley is the chair of the Compensation Committee. During 2025, the Compensation Committee met 3 times. The Compensation Committee’s responsibilities include, among others:
•	developing and maintaining an executive compensation policy and monitoring the results of that policy;

•	considering the impact of our compensation policy and practices on our risk profile;
•	recommending to the Board for approval compensation and benefit plans;
•
reviewing and approving annually corporate and personal goals and objectives to serve as the basis for the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining the CEO’s compensation based on that evaluation;

•	determining and approving annual compensation for other executive officers;
•
approving grants of equity-based incentives to the extent provided under the our equity compensation plans, subject to the Committee’s authority to delegate the power to grant awards to employees or non-executive service providers who are not directors or executive officers;

•	reviewing and making recommendations to the Board regarding the compensation of non-employee directors, including the Chairman;
•	reviewing and discussing with management the “Compensation Discussion and Analysis” to the extent required by SEC rules;
•	preparing the Compensation Committee report when required by SEC rules;
•	reviewing any executive employment-related agreements, proposed severance or retirement arrangements, or change and control or similar agreements, and any amendments or waivers to any such agreements;
•
overseeing the development, implementation and effectiveness of the Company’s human capital management policies, programs and initiatives, including with respect to recruiting, retaining and developing our employees;

•	overseeing the succession planning process with respect to the Chief Executive Officer and other key executive officers; and
•	reviewing and recommending to the Board for approval our approach with respect to the advisory vote on executive compensation, or say-on-pay, and the frequency of the say-on-pay advisory vote.
The Compensation Committee charter specifies that each member must be a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act. The Board has determined that the members of this Committee are “independent directors” (as defined under the applicable Nasdaq and NYSE listing standards and our Corporate Governance Guidelines as discussed above under “Corporate Governance — Board Standards of Independence”) and “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act). In addition, the current members of this Committee have been members of other public company boards of directors, are current or former executive officers of public companies, or have or have had comparable positions.
The processes and procedures followed by the Compensation Committee in considering and determining executive compensation, including the role of the outside compensation consultant, are described below under “Compensation Discussion and Analysis — The Compensation Review Process.”
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Mr. Alvarez, Ms. Gupta, and Ms. Howell Agee. Mr. Alvarez is the chair of the Nominating and Governance Committee. During 2025, the Nominating and Governance Committee met one time. The Nominating and Governance Committee’s responsibilities include, among others:
•
considering and reviewing periodically the desired composition of the Board, including such factors as expertise and tenure, and ensuring that the Board is composed so as to satisfy SEC listing requirements and Nasdaq rules, including the independence of directors and the financial and accounting experience of directors;

•
establishing and reviewing qualifications and standards for individual directors in the context of the current composition of the Board, the Company’s operating requirements, and the long-term interests of our shareholders, and periodically reviewing these qualifications and standards;

•	identifying, nominating, and evaluating candidates for election to the Board;

•	making recommendations to the Board regarding the size of the Board, the tenure and classifications of directors, and the composition of the Board’s committees;
•	reviewing and evaluating our various governance policies and guidelines, including pertinent ESG matters;
•	reviewing committee structure and effectiveness; and
•	considering other corporate governance and related matters as requested by the Board.
The Board has determined that all members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards of Nasdaq and NYSE and the independence standards set by the Board as discussed above in “Corporate Governance — Board Standards of Independence.”
Director Candidate Recommendations by Shareholders
The Nominating and Governance Committee’s charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholder recommendations for candidates to be nominees will be evaluated under the same standards as potential nominees recommended by management or the non-management members of the Board. Shareholders should submit any such director recommendations to the Nominating and Governance Committee through the method described in our Bylaws. The Nominating and Governance Committee did not receive any recommendations from any shareholders in connection with the 2026 Annual Meeting.
Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates
The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the background and experience in relevant industries of the candidate as well as the background and expertise of the Board as a whole. Nominees will be evaluated on whether they bring skills, talents, knowledge, and expertise so that the composition, structure, and operation of the Board serve the best interests of our shareholders.
Our priority in selection of Board members is identification of members who will further the interests of our shareholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business, and understanding of the competitive landscape of the industries in which we operate. We will consider, in identifying first-time candidates, assessing nominees for director (including incumbent directors), or evaluating individuals recommended by shareholders, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background, and other qualities and attributes with those of the other Board members.
Among the specific skills and experience that may be considered in assessing nominees for director (including incumbent directors) are the following:
•	Executive management
•	Financial/audit
•	Legal/governance
•	Biotechnology experience
•	Research and development experience
•	Pharmaceutical industry experience
•	Investor relations
•	Risk management and compliance
•	Strategic planning
•	Listed company director experience
•	International experience

The Nominating and Governance Committee and Board monitor the Board’s effectiveness through the Board’s self-evaluation process. As described under “Nominees for Election as Directors,” the Nominating and Governance Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional, and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for us and our shareholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Conduct covers a broad range of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business.
A copy of the Code of Conduct is available on our website at http://investors.precigen.com under the caption “Governance.” If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for any officer or director, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing the nature of such amendment or waiver on our website.
Insider Trading Policies and Procedures
The Company has insider trading policies and procedures that govern the purchase, sale, and other dispositions of its securities by directors, officers, and employees, and by the Company itself/and have implemented processes for the Company. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 of the Original Form 10-K for the year ended December 31, 2025.
Political Contributions
In general, it is not our practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law.
Communications with the Board
We have established a policy pursuant to which shareholders wishing to communicate with the Board as a group or individual directors may do so by writing to the following address: Precigen, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876; Attn: Corporate Secretary.
The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Corporate Secretary that it is a communication for the Board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The Board has requested that certain items that are unrelated to the Board’s duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes, and other forms of job inquiries, surveys, and business solicitations or advertisements.
The Corporate Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal, or similarly unsuitable. Each communication subject to this policy that was not forwarded because it was determined by the Corporate Secretary to be frivolous is retained for a reasonable period of time in our files and made available at the request of any member of the Board to whom such communication was addressed.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information regarding beneficial ownership of our share capital as of March 31, 2026 by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock.
The percentage ownership information is based on an aggregate 355,903,974 shares of common stock outstanding as of March 31, 2026.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Precigen, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

Name of Beneficial Owner	Outstanding Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors
RJ Kirk and Affiliates(3)	116,301,090	17,655,326	133,956,416	35.9%
Cesar L. Alvarez	782,909	625,021	1,407,930	*
Steven Frank	1,226,391	625,021	1,851,412	*
Vinita Gupta(4)	669,027	665,021	1,334,048	*
Fred Hassan	1,243,239	680,241	1,923,480	*
Jeffrey B. Kindler	202,100	625,021	827,121	*
James Turley	685,417	625,021	1,310,438	*
Nancy Howell Agee	305,776	272,130	577,906	*
Named executive officers
Helen Sabzevari	3,638,122	8,853,410	12,491,532	3.4%
Harry Thomasian Jr.	508,919	1,340,919	1,849,838	*
Donald P. Lehr	722,092	1,050,421	1,772,513	*
Rutul R. Shah	450,454	1,379,825	1,830,279	*
Phil Tennant	107,141	279,166	386,307	*
Current executive officers and directors as a group(5)	126,842,677	34,676,543	161,519,220	41.4%
Greater than 5% shareholders
Patient Capital Management, LLC(7)	36,006,800	—	—	10.1%
William H. Miller III(8)	34,051,925	—	—	9.6%
Ares Trading SA(6)	20,647,152	—	—	5.8%
Point72 Asset Management, L.P.(9)	18,383,242	—	—	5.2%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes sole or shared voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

(2)
Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of, March 31, 2026 and restricted stock units (“RSUs”) vesting within 60 days of March 31, 2026. Shares of common stock subject to stock options that are exercisable as of, or within 60 days of, March 31, 2026 and RSUs vesting within 60 days of March 31, 2026 are deemed to be outstanding and beneficially owned by the person holding the option or the RSU for the purpose of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

(3)
Information is based on the Schedule 13D/A that was filed with the SEC on March 31, 2026 and other information known to us, disclosing sole voting and dispositive power over 133,956,416 shares of common stock. Includes shares held by the following entities over which Mr. Kirk (or an entity over which he exercises exclusive control) exercises exclusive control: 80,672,818 shares held by R.J. Kirk Declaration of Trust, 6,085,471 shares held by Third Security, 12,262,741 shares held by Sunset 2020, LLC, 4,598,044 shares held by Kapital Joe, LLC, 3,358,917 shares held by MGK 2009, LLC, 3,238,210 shares held by JPK 2009, LLC, 1,463,571 shares held by JPK 2012, LLC, 1,425,544 by MGK 2011, LLC, 1,096,686 shares held by Parkview 2020, 519,061 shares held by ZSK 2008, LLC, 426,695 shares held by JPK 2008, LLC, 425,732 shares held by MGK 2008, LLC, 423,984 shares held by Kellie L. Banks (2009) Long Term Trust, 302,213 shares held by ZSK 2009, LLC, and 1,403 shares held by Lotus Capital (2000) Co., Inc. Also includes 16,666,667 of warrants to purchase common stock which are exercisable at the discretion of Mr. Kirk.

(4)	Includes 3,000 shares held in the Sharma-Gupta Marital Property Trust, an affiliate of Vinita Gupta.

(5)	Consists of 13 persons.
(6)
Information is based on the Schedule 13G/A that was filed with the SEC on February 14, 2024 by Ares Trading SA (“Ares Trading”) disclosing sole voting and dispositive power over 20,647,152 shares of common stock. Ares Trading is a dominantly controlled subsidiary of Merck Serono S.A., Coinsins, Switzerland, an affiliate of Merck KGaA, Darmstadt, Germany. Merck Serono S.A., Coinsins, Switzerland is a wholly owned indirect subsidiary of Merck KGaA, Darmstadt, Germany. Merck Serono S.A., Coinsins, Switzerland and Merck KGaA, Darmstadt, Germany may be deemed to possess sole voting and dispositive power with respect to the securities held of record by Ares Trading. The address of the reporting party is Zone Industrielle de l’Outriettaz, 1170 Aubonne, Switzerland.

(7)
Information is based on the Schedule 13G/A that was filed with the SEC on February 13, 2026 by Patient Capital Management, LLC. Patient Capital Management, LLC is deemed to be the beneficial owner of, and exercises sole voting and dispositive power over, 36,006,800 shares of common stock. Of that total, Patient Opportunity Trust, a Series of Advisor Managed Portfolios, is deemed to be the beneficial owner of, and exercises sole voting and dispositive power over, 27,617,612 shares of common stock. The address of the reporting parties is One South Street, Suite 2550, Baltimore, Maryland 21202.

(8)
Information is based on the Schedule 13G that was filed with the SEC on September 23, 2025 by William H. Miller III Living Trust dated April 17, 2017, disclosing sole voting and dispositive power over 34,051,925 shares of common stock. The address of the reporting party is 1104 Kenilworth Drive, Suite 301 Towson, MD 21204.

(9)
Information is based on the Schedule 13G/A that was filed with the SEC on January 23, 2026 by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”), and Steven A. Cohen, disclosing sole voting and dispositive power over 18,383,242 shares of common stock, and certain other information known to us. The address of the reporting parties is 72 Cummings Point Road, Stamford, CT 06902.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. Based solely on a review of the copies of these reports furnished to us, we believe that all such filing requirements applicable to such officers and directors and greater than 10% shareholders were complied with during 2025, except as follows:
Dr. Sabzevari, Mr. Thomasian, Mr. Lehr, Mr. Shah, and Mr. Tennant, each filed a late Form 4 one business day late on February 3, 2025 to report the vesting of a previously reported performance stock unit award on January 29, 2025. Additionally, Ms. Agee filed a late Form 4 six days late on August 29, 2025 to report the purchase of shares of common stock on August 19, 2025. The late filings were due to administrative oversights by the Company.

PROPOSAL 1
ELECTION OF DIRECTORS
Background
Upon the recommendation of the Nominating and Governance Committee, the Board has unanimously nominated nine incumbent directors, each of whom were elected by our shareholders at our 2025 Annual Meeting of Shareholders. All nine have been nominated for election to the Board at the Annual Meeting and to hold office until their successors have been elected and qualified or until their earlier resignation or removal. Each nominee has consented to being named as such and to serve as a director if elected.
Our Bylaws provide that, in uncontested director elections (i.e., an election where the number of nominees is not greater than the number of directors to be elected), a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. However, directors will be elected by a plurality of the votes cast at any meeting of the shareholders for which (i) the Corporate Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in the Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the 10th day preceding the date we first mail the notice of meeting for such meeting to the shareholders (i.e., if there is a contested director election). If directors are to be elected by a plurality of the votes cast, the shareholders may withhold votes, but will not be permitted to vote against a nominee.
Our Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes cast “against” his or her election than votes “for” his or her election must, promptly following certification of the shareholder vote, tender his or her resignation to the Board for consideration. The Nominating and Governance Committee will then evaluate the best interests of the Company and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s receipt of this recommendation and determination as to whether to accept the resignation, we will disclose the Board’s decision and an explanation of how the decision was reached.
There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with our Bylaws. Proxies solicited by the Board will be voted in favor of the nominees listed below unless otherwise specified in the proxy. We know of no reason why the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute another person designated by the Board or the Board may reduce its size.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE
DIRECTOR NOMINEES.

Nominees for Election as Directors
Set forth below is information for each nominee concerning the individual’s age, principal occupation, employment and directorships during the past five years, positions with the Company, the year in which he or she first joined the Board, and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that, in light of our business and structure, each nominee should serve as a director.

Name, Tenure, and Age	Business Experience During Past Five Years and Other Affiliations
Randal Kirk Chairman of the Board Director since 2008 Age 72
Mr. Kirk currently serves as our Chairman of the Board since April 2026. Previously, Mr. Kirk served as our Executive Chairman of the Board from January 2020 until April 2026. Prior to that, Mr. Kirk served as our Chairman of the Board from February 2008 until December 2019, and as our Chief Executive Officer from April 2009 until December 2019. Mr. Kirk provides a wealth of strategic, operational and management experience. Mr. Kirk currently serves as Chairman and Senior Managing Director of Third Security, LLC, an investment management firm founded by Mr. Kirk in March 1999. Additionally, Mr. Kirk founded and became Chairman of the Board of New River Pharmaceuticals Inc. (a biopharmaceutical company previously traded on Nasdaq prior to its acquisition by Shire Plc in 2007) in 1996, and was its President and Chief Executive Officer between October 2001 and April 2007.

Since May 2015, Mr. Kirk has served as a member of the board of directors of the Edward Via College of Osteopathic Medicine. Previously, Mr. Kirk served as a member of the board of directors of Scios, Inc. (previously traded on Nasdaq prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002, as a member of the board of directors of Halozyme Therapeutics, Inc. (Nasdaq: HALO), a clinical-stage biotechnology company, from May 2007 to May 2018, as a member of the board of directors of ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a biotechnology company, from January 2011 to October 2018 and as a member of the board of directors of Clinical Data, Inc. (previously traded on Nasdaq prior to its acquisition by Forest Laboratories, Inc. in April 2011) from September 2002 to April 2011, and was Chairman of its board of directors from December 2004 to April 2011.

Mr. Kirk served on the board of visitors of Radford University from July 2003 to June 2009, was Rector of the board of directors from September 2006 to September 2008 and served on the board of directors of the Radford University Foundation, Inc. from September 1998 to May 2011. He served on the board of visitors of the University of Virginia and Affiliated Schools from July 2009 to October 2012, on the Virginia Advisory Council on Revenue Estimates from July 2006 to October 2012 and on the Governor’s Economic Development and Jobs Creation Commission from April 2010 to October 2012.

Mr. Kirk received a B.A. in Business from Radford University and a J.D. from the University of Virginia.

We believe that Mr. Kirk’s business experience, including his extensive business experience as CEO of multiple companies, his experience as an investor, his service on committees of academic institutions and other public company boards, combined with his business acumen and judgment, provides the Board with valuable strategic and operational expertise and leadership skills.

Name, Tenure, and Age	Business Experience During Past Five Years and Other Affiliations
Nancy Howell Agee Director Member of Nominating and Governance Committee Age 73
Ms. Howell Agee has served as a Board member since July 2024. Ms.  Howell Agee was the Chief Executive Officer of Carilion Clinic, a health care organization, from 2011 until her retirement in 2024, where she previously served as President and Chief Executive Officer, Executive Vice President and Chief Operating Officer. Ms. Howell Agee serves as a director on two other public company boards — Atlantic Union Bankshares Corp. (NYSE: AUB), where she has served since May 2024, and RGC Resources, Inc. (Nasdaq: RGCO), where she has served since 2011. She is chair of the Virginia Foundation for Independent Colleges and recent past chair of GO Virginia. She is a member of the Virginia Business Council, the Virginia Business Higher Education Council and formerly on the Governor’s Advisory Council on Revenue Estimates. She is a Fellow in the National Association of Corporate Directors. She is also the former Chair of the American Hospital Association.

Ms. Howell Agee received a B.S. in Nursing from the University of Virginia, a Master of Science in Nursing from Emory University and attended the Kellogg School of Management at Northwestern University. She received honorary doctorate degrees from Roanoke College, Jefferson College of Health Sciences and the Virginia College of Osteopathic Medicine.

We believe Ms. Howell Agee brings extensive leadership experience as President and Chief Executive Officer of a large healthcare organization to our Board.

Cesar Alvarez Director since 2008 Chair of Nominating and Governance Committee Age 78
Mr. Alvarez has served as a Board member since 2008. Mr. Alvarez has been the Senior Chairman of the international law firm of Greenberg Traurig, LLP since 2012. He previously served as the law firm’s Chairman and Chief Executive Officer from 1997 to 2012. During his tenure as Chief Executive Officer and Chairman, Mr. Alvarez led the firm to become one of the top ten law firms in the United States by leading its growth from 325 lawyers in eight offices to approximately 1,850 attorneys and government professionals in more than 36 locations in the United States, Europe, Asia, and Latin America. Mr. Alvarez also serves as Vice-Chairman of the board of directors of Watsco, Inc. (NYSE: WSO), a distributor of air conditioning, heating and refrigeration equipment and related parts and supplies; and a director of The St. Joe Company (NYSE: JOE), a real estate development company. Mr. Alvarez holds a Bachelor of Science, a Master of Business Administration, and a Juris Doctor from the University of Florida.

We believe Mr. Alvarez’s qualifications to serve on the Board include his experience as Chief Executive Officer, Chairman, and Senior Chairman of one of the nation’s largest law firms with approximately $2.9 billion in revenues with 3,100 law professionals providing services in 49 locations across the country and abroad, as well as his many years of corporate experience, both advising clients in the fields of corporate and securities and serving on the boards of directors of publicly traded and private companies.

Steven Frank Director since 2008 Age 66
Mr. Frank has served as a Board member since February 2008. Mr. Frank has served as a member of the board of BioCryst Pharmaceuticals, Inc. since May 2025. Mr. Frank joined J.P. Morgan Securities LLC, an investment bank, in June 2008 and currently serves as Chairman of Global Healthcare Investment Banking. Mr. Frank had previously been the head of Bear Stearns’ Worldwide Health Care Investment Banking group in New York for 16 years and has provided general investment banking services to all types of healthcare companies. Specifically, Mr. Frank has led or played major roles in hundreds of mergers and acquisitions and financing transactions across the spectrum of deal structures. He has specialized in transactions involving pharmaceutical, medical device, and biotechnology companies. Prior to joining Bear

Name, Tenure, and Age	Business Experience During Past Five Years and Other Affiliations

Stearns in 1993, Mr. Frank served for over ten years as an institutional investor, primarily at State Farm Insurance Company, where he focused on a multibillion-dollar life-sciences portfolio. Mr. Frank holds a B.S. from Illinois State University and an M.B.A. from the University of Chicago.

Mr. Frank also has been on the Executive Board of Frost Museum of Science since June 2020. We believe Mr. Frank’s extensive knowledge of our industry and of finance and capital structure strengthen the Board’s collective qualifications, skills, and experience.

Vinita Gupta Director since 2017 Member of Nominating and Governance and Audit Committees Age 58
Ms. Gupta has served as a Board member since April 2017. Since September 2012, Ms. Gupta has served as the chief executive officer of Lupin Limited (“Lupin”). Lupin, headquartered in Mumbai, India, is an innovation led global pharmaceutical company developing and delivering a wide range of branded and generic formulations, biotechnology products and APIs. Ms. Gupta has served as a director of Lupin since 2001 and serves on its Risk Management Committee. Ms. Gupta has held various positions at Lupin since joining the company in 1993. Ms. Gupta has served as the Chief Executive Officer and chairperson of Lupin Pharmaceuticals, Inc., the U.S. wholly owned subsidiary of Lupin, since 2003. Ms. Gupta served as director on the board of Lupin’s Japanese subsidiary Kyowa Pharmaceuticals from 2007 until the sale of that business in 2019. In 2017, Ms. Gupta also became a member of the Global Advisory Board at the Kellogg School of Management at Northwestern University.

Ms. Gupta was named 2015 Ernst & Young Entrepreneur of the Year and won the 2016 Forbes India Leadership Awards — Entrepreneur of the Year. Ms. Gupta is regularly named in Forbes Asia Top 50 Power Business women listings for Asia Pacific. Ms. Gupta graduated from the University of Mumbai with a degree in pharmacy and received her MBA from the Kellogg School of Management at Northwestern University.

We believe Ms. Gupta’s qualifications to serve on our Board include her strong leadership and management experience within the pharmaceutical industry, including serving as the chief executive officer of a global pharmaceutical corporation and her significant knowledge of operations, strategy, government relations, regulatory, finance and investments and mergers and acquisitions, including the fact that she was not only responsible for setting up Lupin’s business in the U.S. and Europe but was instrumental in formulating and executing strategies that have helped Lupin emerge as a global pharmaceutical corporation.

Fred Hassan Director since 2016 Member of Compensation and Human Capital Management and Audit Committees Age 80
Mr. Hassan has served as a Board member since June 2016. Mr. Hassan joined Warburg Pincus LLC, a global private equity investment institution, in 2010 and currently serves as Director. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed as a result of the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan previously held leadership positions with Wyeth serving as Executive Vice President and was a member of the board from 1995 to 1997. Earlier in his career, he spent a significant tenure with Sandoz Pharmaceuticals and headed the company’s U.S. pharmaceuticals business.

Mr. Hassan served as a director of Time Warner Inc. from October 2009 to June 2018 and as a director of Amgen, Inc. from July 2015 to May 2021. In the course of his career, he has held numerous directorships, including those at Avon Products, Inc. from

Name, Tenure, and Age	Business Experience During Past Five Years and Other Affiliations

1999 to 2013, Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013, and Valeant Pharmaceuticals International, Inc. from 2013 to 2014. Mr. Hassan has chaired notable pharmaceutical industry organizations including The Pharmaceutical Research and Manufacturers of America (PhRMA) and The International Federation of Pharmaceutical Manufacturers Associations (IFPMA) and as a member of The Business Council. He received a B.S. degree in chemical engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School.

We believe Mr. Hassan’s qualifications to serve on the Board include his strong leadership and management experience within our industry, including significant knowledge of operations, strategy, government relations, regulatory, finance and investments, and mergers and acquisitions.

Jeffrey Kindler Director since 2011 Chair of Audit Committee and Member of Compensation and Human Capital Management Committee Age 70
Mr. Kindler has served as a Board member since November 2011. Mr. Kindler has served as Chief Executive Officer of Centrexion Therapeutics since October 2013. Mr. Kindler serves on the boards of Terns Pharmaceutical, a clinical-stage biopharmaceutical company, Praxis Precision Medicines, Inc., a clinical stage biopharmaceutical company, and Lupin Inc., a transnational pharmaceutical company. Previously, Mr. Kindler was Chairman and CEO of Pfizer from 2006 until his retirement in December 2010, Vice President of Litigation and Legal Policy at General Electric Company, Executive Vice President and General Counsel at McDonald’s, and President at Partner Brands.

Mr. Kindler also serves as a board member or advisor for several privately held companies and for several civic, charitable, educational and other organizations. Mr. Kindler received a B.A. from Tufts University and a J.D. from Harvard Law School.

We believe Mr. Kindler brings leadership, extensive business, operating, legal and policy, and corporate strategy experience to the Board, along with extensive knowledge of several of the industries in which we operate as well as the fundamentals of our business.

Helen Sabzevari Director since 2020 Age 64
Dr. Sabzevari has served as a Board member since June 2020, as our President and Chief Executive Officer since January 2020, and as President of PGEN Therapeutics, Inc., our wholly owned subsidiary, from December 2017 until December 2022. From July 2017 to December 2017, Dr. Sabzevari served as our Senior Vice President, Health Therapeutics as well as Head of Research and Development.

Dr. Sabzevari served as a board member of Kinnate Biopharma Inc. (Nasdaq: KNTE) from June 2021until its acquisition by XOMA Corporation in April 2024. Prior to joining the Company, from 2015 to 2017, Dr. Sabzevari co-founded and served as Chief Scientific Officer of Compass Therapeutics LLC, a fully integrated drug discovery and development company focused on manipulating the immune system to treat human disease. From 2008 to 2014, Dr. Sabzevari served as Senior Vice President of Immuno-Oncology as well as Global Head of Immunotherapy, Oncology, Global Research and Early Development at EMD Serono (a subsidiary of Merck KGaA, Darmstadt, Germany). From 1998 to 2008, Dr. Sabzevari led the Molecular Immunology Group at the Laboratory of Tumor Immunology and Biology at the US National Cancer Institute, where she was focused on design, development, and delivery of novel vaccines and immunotherapies for a range of human cancers. Dr. Sabzevari received her doctorate degree in cell and molecular immunology and completed her postdoctoral work at the department of immunology at the Scripps Research Institute,

Name, Tenure, and Age	Business Experience During Past Five Years and Other Affiliations

working on various immunotherapeutic modalities in the treatment of cancer and autoimmune diseases.

Dr. Sabzevari’s contributions in the field of tumor immunology earned her the National Institutes of Health (NIH) merit award for major contribution to the field of cancer immunotherapy, and she has also received the Mass High Tech’s Women to Watch Award, the PharmaVOICE 100 Award (2013 and 2022), PharmaVOICE 100 Red Jacket award (2023), and the Society for Immunotherapy of Cancer (SITC) Team Science Award for her work on the NCI Cancer Immunotherapy Program Team. Dr. Sabzevari has been recognized on the Forbes 50 over 50: The Visionary List, Maryland’s Top 100 Women and PM360’s Elite 100 Strategists.

We believe Dr. Sabzevari brings to the Board expertise in research and development of immunotherapy-based therapeutics, experience translating novel treatments from preclinical stage into the clinic, and extensive leadership experience and knowledge of the industry.

James Turley Director since 2014 Chair of Compensation and Human Capital Management Committee Age 70
Mr. Turley has served as a Board member since April 2014. Mr. Turley is retired after serving as the Chairman and Chief Executive Officer of Ernst & Young LLP (“Ernst & Young”) from 2001 to June 2013. From 1994 to 2001, Mr. Turley served as Regional Managing Partner of Ernst & Young. Mr. Turley has served on the board of directors of Citigroup Inc., a leading global bank, since 2013, Emerson Electric Co., a global leader in bringing technology and engineering together to provide innovative solutions for customers in industrial, commercial, and consumer markets around the world, since July 2013 and Northrop Grumman Corporation, a leading global security company providing innovative systems, products and solutions to government and commercial customers worldwide, since April 2015. Mr. Turley has also served as a board member of Kohler Company since April 2016 and ArchBridge Family Office since April 2019 (privately-held companies) and a board member of the Boy Scouts of America and the MUNY Theatre of St. Louis. Mr. Turley holds an undergraduate degree and a master’s degree in accounting from Rice University.

We believe Mr. Turley’s extensive management experience as the former Chairman and Chief Executive Officer of one of the world’s largest accounting firms, his accounting and financial expertise, and his experience in serving on the boards of directors of publicly traded companies make him well qualified to serve on the Board. Having served as Chair and CEO of Ernst & Young, Mr. Turley developed significant expertise in the areas of compensation, litigation, corporate affairs, and corporate governance.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The compensation of our non-employee directors is established by the Compensation Committee and the Board. This compensation is periodically reviewed by the Compensation Committee based on market practice information provided by our outside compensation consultant, including peer group data, to ensure continued alignment with company goals and shareholder interest. Under our non-employee director compensation policy, our non-employee directors received in 2025 the compensation set forth in the table below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Element of Compensation(6)	Compensation Amount(6)
Annual Retainer for Board Chair(1)	$100,000
Annual Retainer for Other Board Members(1)	$50,000
Committee Chair Additional Retainer(1)	$12,500
Committee Member Additional Retainer(1)	$6,500
Annual Equity Awards for Board Chair	Options with a value of $250,000(2)
RSUs with a value of $250,000(3)
Annual Equity Awards for Other Board Members	Options with a value of $125,000(2)
RSUs with a value of $125,000(3)
Initial Appointment Equity Awards	Options with a value of $180,000(4)
RSUs with a value of $180,000(5)

(1)
Non-employee directors have the option to receive shares of common stock, valued at the fair market value at the time of issuance, in lieu of cash retainers. We do not issue, nor do we pay cash for, fractional shares. Annual retainer fees are payable in advance at the first regularly scheduled meeting of the Board for the calendar year.

(2)
All non-employee directors are entitled to an annual grant of options to purchase shares of common stock (with an exercise price equal to the fair market value on the date of grant), which are granted at the first regularly scheduled meeting of the Board for the calendar year and are fully vested at the time of grant.

(3)
All non-employee directors are entitled to an annual grant of RSUs, which are granted at the first regularly scheduled meeting of the Board for the calendar year and vest in full on the one year anniversary of the date of the grant, subject to continued Board service.

(4)
Any newly appointed non-employee director receives, upon appointment, a one-time grant of options to purchase shares of common stock (with an exercise price equal to the fair market value on the date of grant), with one quarter of such options vesting each year on the anniversary of appointment to the Board, subject to continued Board service.

(5)
Any newly appointed non-employee director receives, upon appointment, a one-time grant of RSUs, which vest in full on the one-year anniversary of appointment to the Board, subject to continued Board service.

(6)	The compensation elements and amounts for each non-employee director remained unchanged from the prior fiscal year.

Director Compensation Table for 2025
The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ended December 31, 2025:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3)(5) ($)	Option Awards(4)(5) ($)	Total ($)
Randal Kirk	100,000	250,000	250,000	600,000
Cesar Alvarez	62,500	125,000	125,000	312,500
Steven Frank	50,000	125,000	125,000	300,000
Jeffrey Kindler	69,000	125,000	125,000	319,000
James Turley	62,500	125,000	125,000	312,500
Fred Hassan	63,000	125,000	125,000	313,000
Vinita Gupta	63,000	125,000	125,000	313,000
Nancy Howell Agee	56,500	125,000	125,000	306,500

(1)
Dr. Sabzevari, our CEO, is a named executive officer and therefore the compensation she received is shown in the Summary Compensation Table and not included in this table. Dr. Sabzevari is an employee of the Company and receives no compensation for her service as a director.

Mr. Kirk, our Chairman, is a non-employee member of the Board.
(2)
Our directors may elect to receive any portion of their annual retainer fees in shares of our common stock instead of cash. During 2025, each of our directors elected to receive all annual retainer fees in shares of our common stock. The following table provides the number of shares of our common stock received in lieu of the cash retainer by each non-employee director for 2025:

Name	Shares of Common Stock Received (#)
Randal Kirk	57,471
Cesar Alvarez	35,919
Steven Frank	28,735
Jeffrey Kindler	39,655
James Turley	35,919
Fred Hassan	36,206
Vinita Gupta	36,206
Nancy Howell Agee	32,471

(3)
Represents the aggregate grant date fair market value of the annual grant of RSUs, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”).

(4)
Represents the aggregate grant date fair market value of the annual grant of stock options, computed in accordance with ASC Topic 718, based on the closing price of our common stock on the date of grant. For a full description of the assumptions we use in computing this amount, see Note 2 to our consolidated financial statements for the year ended December 31, 2025, which is included in our 2025 Annual Report.

(5)	The following table provides information regarding the aggregate outstanding equity awards held by each non-employee director as of December 31, 2025:

Name	RSUs Outstanding #	Stock Options Outstanding #
Randal Kirk	143,678	906,512
Cesar Alvarez	71,839	599,008
Steven Frank	71,839	599,008
Jeffrey Kindler	71,839	599,008
James Turley	71,839	599,008
Fred Hassan	71,839	639,168
Vinita Gupta	71,839	623,948
Nancy Howell Agee	71,839	231,057

Equity Ownership Guidelines for Board of Directors
The Board believes that directors should hold meaningful equity ownership positions in the Company to help align the interests of directors with those of shareholders. Under our stock ownership guidelines for directors, non-employee directors are expected to be beneficial owners of shares of our common stock with a market value equivalent to at least five times the amount of annual cash retainer fees (not including any additional retainer for service on a committee, and as adjusted from time to time). Non-employee directors have five years to satisfy the ownership requirement, which, for directors serving in June 2018 (when the current requirement was adopted), was measured from such date, and for directors appointed after such date, from the date of appointment. Compliance with the requirement is measured on an annual basis each year using the closing price of our common stock as of December 31st. As of December 31, 2025, each of our non-employee directors was either in satisfaction of the ownership requirement, or on track to satisfy the ownership requirement within the five-year period.
For purposes of the equity ownership guidelines described above, a non-employee director’s shareholdings include, in addition to shares held outright, any stock underlying vested but unexercised stock options assuming the stock options have been “net exercised.” Stock underlying RSUs or other equity awards that remain unvested will not count towards the requirement, regardless of whether the award is time- or performance-based.
Until a non-employee director has met our equity ownership guidelines, he or she is expected to hold 100% of any stock acquired through exercise of a stock option or vesting and settlement of RSUs, net of shares sold to cover the cost of acquisition and any applicable tax obligation. In addition, non-employee directors must further hold all net shares for a minimum of one year following exercise, in the case of stock options, or vesting, in the case of RSUs or other equity awards.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Background
After consideration of the firm’s qualifications and past performance, the Board, through the Audit Committee, has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Deloitte was initially engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2019. The Audit Committee has again selected Deloitte as our independent registered accounting firm for the year ending December 31, 2026 and believes that the retention of Deloitte for the 2026 fiscal year is in the best interest of us and our shareholders.
Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the selection, appointment, compensation, and oversight of the work of our independent registered public accounting firm. Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by applicable laws, our bylaws or otherwise, the Board considers the appointment of our independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by our shareholders, as a matter of good corporate practice and because we value your views on our independent registered public accounting firm. One or more representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
The Audit Committee intends to carefully consider the results of the vote. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider Deloitte’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees
The following table summarizes the aggregate fees billed by Deloitte for the fiscal year ended December 31, 2025 and, for comparison purposes, the aggregate fees billed by Deloitte for the fiscal year ended December 31, 2024. The Audit Committee approved all of the services described below.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees	$1,302,100	$1,114,000
Audit-Related Fees	1,900	101,900
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,304,000	$1,215,900

Audit Fees
Audit fees include professional services rendered by our independent auditors for the audit of our annual financial statements, including the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for assistance with complex accounting transactions, fees for audits provided in connection with subsidiaries and statutory filings or services that generally only the principal auditor can reasonably provide to a client, and consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of, among other things, provision of consents and comfort letters.
Tax Fees
Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research, and advice supporting our efforts to maximize the tax efficiency of our operations. In fiscal years 2025 and 2024, our independent auditors did not provide any such services.
All Other Fees
All other fees are fees for products or services other than those in the above three categories. In fiscal years 2025 and 2024, our independent auditors did not provide any services other than those described above.
Pre-Approval Policy
The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, the Audit Committee receives a presentation of an annual plan for audit services and for any proposed audit-related, tax, or other non-audit services to be performed by the independent registered public accounting firm, but management may, from time to time, seek approval of certain additional audit or non-audit services not provided for in the budget. Rule 2-01 of Regulation S-X provides an exception to the requirement for pre-approval of non-audit services for de minimis amounts under certain circumstances. Our policy does not include the de minimis exception, and during fiscal years 2025 and 2024, no non-audit services were performed pursuant to the de minimis exception.

AUDIT COMMITTEE REPORT
In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of our accounting, auditing, and financial reporting practices. During the fiscal year ended December 31, 2025, the Audit Committee met 3 times.
The Audit Committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2025 with management and Deloitte. Management has the responsibility for the preparation of our financial statements and Deloitte has the responsibility for the audit of those statements.
In addition, the Audit Committee reviewed and discussed the interim financial information contained in our Quarterly Reports on Form 10-Q with our Chief Executive Officer, our Chief Financial Officer, our Chief Legal Officer, and the independent registered public accounting firm prior to public release.
In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from Deloitte required under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence. The Audit Committee also discussed with management the quality and adequacy of our internal controls. The Audit Committee reviewed with Deloitte their audit plans, audit scope, and identification of audit risks. Based on the above-mentioned review and discussions with management and Deloitte, the Audit Committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or our independent registered public accounting firm. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has primary responsibility for the financial statements and reporting process, including our internal control over financial reporting. Deloitte is responsible for performing an integrated audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the PCAOB.
The Audit Committee reviewed and discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and, with and without management present, discussed and reviewed the results of Deloitte’s audit of the financial statements. The Audit Committee also considered, as it determined appropriate, tax matters, and other areas of financial reporting and the audit process over which the Audit Committee has oversight.
In connection with the evaluation, appointment, and retention of the independent registered public accounting firm, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, and lead engagement partner, and assures the regular rotation of the lead engagement partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; and objectivity. The Audit Committee also considers whether the non-audit services provided by Deloitte are compatible with maintaining Deloitte’s independence. The Audit Committee reappointed Deloitte, subject to shareholder ratification, as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The Audit Committee
Jeffrey Kindler, Chair
Fred Hassan
Vinita Gupta

PROPOSAL 3
NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS
General
The Board has determined to provide our shareholders the opportunity to vote each year to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narratives herein.
The Compensation Committee designs our executive compensation program to attract, motivate, and retain executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.
Our compensation program reflects competition and reasonable practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by senior management. The Compensation Committee continues to review, with the assistance of its independent compensation consultant, our executive compensation program with a focus on continued alignment with market practice and tying executive pay to long-term shareholder value creation. Based on its review of the total compensation of our named executive officers for 2025, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objective of aligning compensation with the achievement of our financial goals and creation of shareholder value without encouraging our named executive officers to take unnecessary or excessive risks.
The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program, and rationale. We urge you to read this disclosure before voting on this proposal.
Pursuant to Section 14A of the Exchange Act, the Board is requesting shareholders approve an advisory vote on the following resolution:
“RESOLVED, that our shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other related tables and the accompanying narrative.”
As an advisory vote, your vote on this proposal will be non-binding on the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.
We seek shareholder approval of our executive compensation on an annual basis. The next opportunity for our shareholders to approve on a non-binding basis the compensation of our named executive officers will be at our 2027 Annual Meeting.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE
THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
Set forth below is information regarding the position, age, and business experience of each of our executive officers.
Helen Sabzevari, Ph.D., age 64, Chief Executive Officer. For more information about Dr. Sabzevari, please see her biography under “Nominees for Election as Directors.”
Harry Thomasian Jr., age 64, Chief Financial Officer. Mr. Thomasian has served as our Chief Financial Officer since October 2021. Mr. Thomasian has over 40 years of international business experience in the areas of accounting, corporate financings and advisory services. Prior to joining Precigen, he was a partner with Ernst & Young LLP (“EY”), one of the world’s largest global professional services firms, since 1986. Prior to his retirement from EY, Mr. Thomasian served as a senior client service partner, the Baltimore office Growth Markets Leader and was the co-leader for the Firm’s life sciences practice for the Chesapeake Region. He was previously a senior partner in EY’s Capital Markets Center in Tokyo, Japan, and has held various other global, regional and local leadership positions with EY. In addition, Mr. Thomasian has significant experience as a member of Boards of Directors (including chairing various committees) for a number of not-for-profit institutions. Mr. Thomasian earned a B.S. in accountancy from Bentley University. He also completed EY’s executive education program in strategic leadership at Northwestern University’s Kellogg School. Mr. Thomasian is a Certified Public Accountant.
Donald P. Lehr, age 51, Chief Legal Officer. Mr. Lehr has served as our Chief Legal Officer since 2011. From 2009 to 2011 he served as our Associate General Counsel. Mr. Lehr has broad experience in the areas of corporate, securities, and general business law. Prior to joining us, he practiced law with the law firm of Hogan Lovells US LLP (formerly Hogan & Hartson, LLP) in Baltimore, Maryland from 2002 to 2009. While at Hogan Lovells, his practice included the representation of privately and publicly held corporations across many industries, including biotechnology, pharmaceuticals, healthcare, software, technology, and manufacturing. Prior to his time at Hogan Lovells, Mr. Lehr served as a judicial clerk for the Honorable Irma S. Raker of the Court of Appeals of Maryland. Mr. Lehr received a B.A. from Swarthmore College and received a J.D. from the University of Maryland School of Law.
Rutul R. Shah, age 45, Chief Operating Officer. Mr. Shah has served as our Chief Operating Officer since October 2022. From February 2020 to October 2022 Mr. Shah served as our Vice President & Head of Operations. From April 2016 through February 2020 Mr. Shah served as our Senior Director of Operations. From September 2014 through March 2016, Mr. Shah served as a Program Leader in our Human Therapeutics Division. Mr. Shah has broad experience in alliance management, portfolio management, program and project management and operations. Mr. Shah graduated with a BE degree in Chemical Engineering from Gujarat University in India and MS degree in Bioengineering from the University of Illinois, Chicago.
Phil Tennant, age 56, Chief Commercial Officer. Mr. Tennant has served as our Chief Commercial Officer since July 2024. Mr. Tennant has over 30 years of experience leading commercial growth activities in biotechnology and pharmaceutical companies, both in the US and internationally. Prior to joining Precigen, Mr. Tennant provided executive leadership from 2019 to 2024 to both global and US Astellas Pharma oncology portfolios, initially as SVP Global Oncology and then as SVP US Oncology. Previously, he led multiple commercial efforts in new launch markets for the first wave of immuno-oncology agents in Australia and Europe at Bristol Myers Squibb. Throughout his career, Mr. Tennant has accumulated significant experience building commercial organizations and scaling commercial operations, including multiple new product launches in both solid and hematologic cancers and rare diseases. Mr. Tennant has also been a board member for the Illinois Biotechnology Innovation Organization and is currently a board member for the global healthcare startup incubator, MATTER. Mr. Tennant earned a first-class Bachelor of Arts degree in Politics from the University of Warwick in the United Kingdom.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee reviews and approves all compensation decisions relating to our named executive officers, or NEOs. To assist with its duties, the Compensation Committee has engaged an independent compensation consultant to provide competitive compensation data and assist with the analysis and implementation of various aspects of our executive compensation decisions. See “The Compensation Review Process” below for a discussion of the role of the compensation consultants engaged by the Compensation Committee in 2025.
This section discusses the principles underlying our executive compensation programs, policies, and decisions and explains the process the Compensation Committee uses to determine compensation and benefits for our named executive officers. It also provides qualitative information regarding the manner and context in which compensation is earned by and awarded to our named executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.
The discussion and analysis of our compensation program for our named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded to, earned by or paid to our named executive officers.
The individuals who served as our principal executive officer and principal financial officer during 2025, as well as the other executives included in the Summary Compensation Table, are referred to throughout this Proxy Statement as the “named executive officers”, or “NEOs” and, together with the other executives of management, as the “executive officers.”
Accordingly, our named executive officers for 2025 are:

Name	Position
Helen Sabzevari, Ph.D.	President and Chief Executive Officer
Harry Thomasian Jr.	Chief Financial Officer
Donald P. Lehr	Chief Legal Officer
Rutul R. Shah	Chief Operating Officer
Phil Tennant	Chief Commercial Officer

2025 Performance Highlights
Our mission is to discover, develop and commercialize next generation precision medicines focused on immuno-oncology, autoimmune disorders, and infectious diseases. Overall, 2025 was a year of significant accomplishments, summarized by the following overview of our key performance highlights during the year to support our mission:

Corporate Activity	Key Performance Highlights
U.S. Approval of Papzimeos (zopapogene imadenovec-drba)
•
The FDA approved Papzimeos (zopapogene imadenovec-drba) in August 2025 as the first and only therapy for the treatment of adults with recurrent respiratory papiillomatosis (RRP); Approval included a broad label

•
Papzimeos received full approval from the FDA, thus a confirmatory trial was not needed

•
In October 2025, Precigen announced that 83% of complete responders in the pivotal study demonstrated ongoing complete responses with median follow up of 36 months as of September 19, 2025 date cut-off

•
The U.S. launch of Papzimeos is expected to drive significant revenue for Precigen in 2026 and beyond

Expansion into New Markets
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Precigen’s expansion strategy can potentially more than double the total addressable patient population for Papzimeos in RRP

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Submitted Marketing Authorisation Application (MAA) with the European Medicines Agency for Papzimeos

Manufacturing and Commercial Preparations
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In 2025, Precigen’s cGMP manufacturing facility for Papzimeos drug substance had a successful pre-approval inspection (PAI) by the FDA

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Precigen executed on manufacturing and supply chain logistics to meet Papzimeos demand at launch and beyond

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Precigen executed its commercial launch of Papzimeos with full deployment of its sales team in September and had engaged over 90% of target institutions by year end

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Papzimeos patient hub showed robust enrollment reflecting substantial patient and physician demand, surpassing enrollment of 200 registered patients by year end, doubling the amount from November

Advancement of non-Papzimeos pipeline programs	• Continued advancement of PRGN-2009 clinical trials in HPV-associated oropharyngeal and cervical cancers

Financial	• Entered into a senior secured term loan facility of up to $125 million • Ended 2025 with $100.4 million of cash, cash equivalents and investments • 2025 one year shareholder return was over 280%

Infrastructure	• Successfully implemented a new ERP system in a condensed time frame to support ongoing and expanded operations

Our Compensation Philosophy
Our compensation philosophy is guided by the principle of pay-for-performance. Our compensation programs are designed to support our business goals by rewarding achievement of short-term and progress towards long-term objectives in a manner that links compensation of our executive officers with the value created for our shareholders. While aligning our executive officers’ compensation with our short-term and long-term business goals, we aim to provide the incentives needed to attract, motivate, reward, and retain our management talent, which is crucial to our long-term success.
Key Compensation Corporate Governance Practices
The Compensation Committee and the Board regularly review evolving practices in executive compensation and corporate governance. We have adopted certain policies and practices that we believe are consistent with industry best practices, as tailored to our specific business model and strategic direction.
We have also strived to adopt policies that will foster our growth and the continual realization of value to our shareholders by encouraging appropriate risk taking and entrepreneurship in support of our unique and dynamic business model. The Compensation Committee and the Board also actively scrutinize the anticipated effect of compensation practices on our ultimate goals.
What We Do:
•	Practice pay-for-performance, under which a significant percentage of our named executive officer compensation is tied to the achievement of corporate and individual goals.
•	Set challenging incentive award goals.
•	Require an independent Compensation Committee.
•	Conduct an annual review and assessment of potential and existing risks arising from our compensation programs and policies.
•	Engage, through the Compensation Committee, an independent compensation consultant to advise on executive and director compensation matters.
•	Maintain an industry-specific group for benchmarking compensation.
•	Utilize equity awards that vest over time and/or have performance requirements, delivering greater value as our stock price increases and/or performance measures are met.
•	Maintain stock ownership guidelines for our non-employee directors.
What We Do Not Do:
•	Guarantee annual bonus payments.
•	Guarantee annual salary increases.
•	Allow hedging or pledging of Company stock.
•	Provide excessive perquisites.
•	Provide for tax gross-ups, except for de minimis amounts related to short-term and long-term disability insurance premiums.
•	Allow repricing of stock options without shareholder approval.
•	Engage the Compensation Committee’s independent consultant for other work for the Company.
Principles of Our Compensation Framework
Our executive compensation program is designed to attract, retain, motivate, and reward talented individuals who will execute our business plan so that we can succeed in the competitive and highly volatile business environment in which we operate. The Compensation Committee believes that the compensation program for our executive officers should reward the achievement of our short-term and long-term objectives and that compensation should be related to the value created for our shareholders. Furthermore, the compensation program should reflect competition and best practices in the marketplace. The following objectives serve as the Compensation Committee’s guiding principles for all compensation decisions:
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Our executive compensation and benefits should attract, motivate, reward, and retain the management talent necessary to achieve our business objectives at compensation levels that are fair, equitable, and competitive with those of comparable companies.

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Compensation should be set based on the leadership of each executive officer, which reflects skill sets, experience, and achievement, to create a competitive framework for talent acquisition and retention.

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Compensation should be linked to individual and corporate performance by aligning our executive compensation program to company-wide performance, which is assessed in terms of financial and non-financial performance and creation of long-term value for our shareholders.

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There should be an appropriate mix and weighting of compensation elements such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at-risk” compensation for the executive should also increase as a percentage of total compensation.

In addition, the Compensation Committee believes that the various elements of our compensation program effectively align compensation with performance measures that are directly related to our financial goals and creation of shareholder value without encouraging executives to take unnecessary and excessive risks.
2025 Target Compensation Mix
The target pay mix supported the core principles of the Company’s executive compensation philosophy of pay for performance and aligning executive officers’ interests with those of the Company and its shareholders, by emphasizing short- and long-term incentives.
A sizable majority of target total direct compensation was variable, at-risk pay, consistent with the Company’s pay-for-performance philosophy. Specifically, in 2025, 77% of the Chief Executive Officer’s target total direct compensation was at-risk compensation, and 59%, on average, of the target total direct compensation of the other named executive officers was at-risk compensation. The Company considers compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depended on stock price appreciation.
The percentages of target total direct compensation as shown in each of the graphics below are based on the annualized 2025 base salary, the 2025 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual equity grants in 2025.

Elements of Our Compensation Program
The Compensation Committee utilizes a mix of compensation components, with the intent to make each component of total direct compensation competitive while also linking compensation to individual and corporate performance and encouraging stock ownership by our executive officers. The table below describes each compensatory element in our program and briefly explains how it promotes our objectives. We believe the combination of these elements provides an appropriate balance of rewards, incentives, and benefits to our executives and enables us to meet our desired compensation objectives, strengthen our ability to attract and retain highly qualified individuals, and to appropriately link pay to performance.

Element of Compensation	Description	How This Element Promotes Our Objectives
Annual Compensation
Base Salary	Fixed annual compensation that is certain in payment and provides continuous income.	Aids in both recruitment and retention; designed to be competitive in the marketplace.

Annual Short-Term Incentive Awards	Performance-based compensation for achieving goals and objectives.	Motivates and rewards achievement of annual corporate objectives by providing at-risk comprehensive pay opportunities linked to performance.
Long-Term Compensation
Long-Term Equity Incentive Awards	Generally, grants of options and/or RSUs that are part of our long-term incentive program; time-based vesting, generally over four years.	Promotes retention, increases long-term equity ownership, and aligns executive and long-term shareholder interests by linking a portion of their compensation to changes in company stock price.

Performance-Based Awards
Performance-based stock units	Periodically grant performance-based stock unit awards that are earned for achieving specific goals and objectives that are critical to long-term shareholder value.
Motivates and rewards the achievement of specific performance measures by providing at-risk comprehensive pay opportunities linked to performance. Also aids in retaining key employees through critical milestones.

Other Compensation
Post-Termination Payments and Benefits
Contractual payments and benefits for certain executives upon termination of employment in specified circumstances, such as termination other than for cause or for good reason, as described in greater detail herein.

Provides assurance of financial security, which is desirable in lateral recruiting and executive retention and permits objective evaluation by executives of potential changes to our strategy and structure.

Other Benefits	Executives participate in employee benefit plans generally available to our employees.	Fair and competitive programs to provide for the health and well-being of executives and their families.

We do not provide our executives with any meaningful perquisites that are not provided to employees generally. We also do not have any deferred compensation programs currently being utilized or retirement programs other than our 401(k) Plan that is generally available to all employees. We enroll all eligible employees in the same health, dental, and life and disability insurance programs.

Base Salary
General
Base salary levels for our executive officers, with the exception of our CEO, are recommended to the Compensation Committee by our CEO and are subject to approval by the Compensation Committee and the Board. In setting the base salary level for each executive officer (other than our CEO), the Compensation Committee generally considers the executive officer’s experience level, demonstrated capabilities, time and placement in position, our geographic region, individual performance, and potential future contributions to our Company. The CEO does not participate in, and is excluded from, deliberations or decisions regarding her own compensation. In addition, the Compensation Committee may consider executive compensation data for the industry as a whole, including data from similarly situated companies as a reference point to help ensure that base salaries remain competitive and aligned with market practices. Base salaries are reviewed annually by the Compensation Committee. When making decisions to adjust executive salaries, the Compensation Committee will also consider our overall financial performance in addition to the factors identified above. No particular weight is assigned to any one factor. Taking into account the overall position of the Company, the market analysis performed by the compensation consultants, and the performance of the named executive officers, the Compensation Committee determined not to make any changes to base salary for our named executive officers in 2025.
The following table sets forth the 2025 annualized base salaries for each of our NEOs:

Name	2025
Dr. Helen Sabzevari	$1,000,000
Harry Thomasian Jr.	$488,000
Donald P. Lehr	$575,000
Rutul R. Shah	$485,000
Phil Tennant	$510,000

Annual Short-Term Incentive Awards
General
Our NEOs are eligible to receive annual bonuses based on corporate performance achievement, as determined by the Compensation Committee following the completion of the applicable performance year, and subject to the NEO’s continued employment through the applicable payment date. In addition to evaluating each specific goal, the Compensation Committee considered the overall balance of results across our strategic, clinical, and financial objectives in determining final payouts. Each named executive officer is provided an annual target bonus opportunity that is set as a percentage of base salary, except that Dr. Sabzevari’s employment agreement provides for eligibility for an annual bonus target of between 75% and 150% of Dr. Sabzevari’s annual base salary. The bonus target levels used for the annual short-term incentive program were unchanged from the prior year.
For 2025, the Compensation Committee established a bonus program for our named executive officers based on the achievement of a combination of primarily operational performance goals, which was focused on promoting advancement of our lead drug candidate, PRGN-2012 (now Papzimeos) to commercialization (including the obtainment of FDA approval, establishment of commercial infrastructure, enrollment and dosing of patients in a confirmative trial and submission of an MAA with the European Medicines Agency), weighted at 70% of the overall bonus opportunity, and other goals, including the achievement of our key clinical and financial goals, weighted at 10% of the overall bonus opportunity. Additionally, payment of the bonuses to our NEOs was eligible for adjustment, weighted at 20% of the overall bonus opportunity, based on their individual performance during 2025. The Committee had the discretion to increase or decrease the bonus payment as a percentage of each individuals target award based on both Company and individual performance. No discretionary adjustments were made for 2025 bonuses.
Following the end of the 2025 performance year, the Compensation Committee carefully reviewed the performance of the Company against each of the goals as part of the evaluation process for determining the annual bonus payouts for our named executive officers. In conducting the review, the Compensation Committee closely analyzed the achievement against each performance goal, taking into account the specific objectives, quantitative metrics and qualitative factors associated with each goal. In addition, the Compensation Committee performed a holistic review of Company and individual performance, which contributed to its determination of payout amounts.

The Compensation Committee considered the following specific achievements in 2025 (also refer to the 2025 Performance Highlights provided above):
•	The FDA provided a full approval of Papzimeos (zopapogene imadenovec-drba) in August 2025 with a broad label for adults with RRP. With the full approval, a confirmatory trial was no longer needed.
•	Submission of the MAA with the European Medicines Agency.
•	Advancements of the Company’s manufacturing and commercial operations, including the deployment of it’s sales team in September 2025.
•	The completion of enrollment in a Phase 2 study of PRGN-2009 in combination with pembrolizumab in newly diagnosed oropharyngeal squamous cell carcinoma.
•	Various financial accomplishments, including entering into a senior secured loan facility of up to $125 million and providing shareholders with a return of over 280%.
At its March 18, 2026 meeting, the Compensation Committee, in consultation with the Board of Directors, reviewed the Company’s performance against its 2025 corporate goals and objectives, and determined that the Company met 110% of its 2025 corporate goals, primarily due to the fact that the FDA approval of Papzimeos was a “full” approval (with a broad label), thus no confirmatory trial was required. Additionally, as discussed above, payments of the bonuses to our NEOs were eligible for adjustments based on their individual performance for 2025. Adjustments were determined and approved by the Compensation Committee for Dr. Sabzevari and by Dr. Sabzevari and the Compensation Committee for the other NEOs. Individual performance rating adjustments were 40% for Mr. Shah, 30% for Dr. Sabzevari, 25% for both Mr. Thomasian and Mr. Tennant, and 5% for Mr. Lehr. Based on these assessments, the Compensation Committee approved the payment of the bonuses for 2025 performance per the table below.
In addition, the Compensation Committee determined that 50% of each NEOs 2025 short-term bonus would be paid in RSUs, to be vested on the grant date based on the grant date fair market value of the Company’s shares, as reflected in the table below. The payment of a portion of the NEOs’ bonus in RSUs promotes ownership in Precigen by our NEOs, providing further alignment of management and shareholder long-term goals.

Name	Annual Target Bonus (% of Base Salary)	Total Value of Target Bonus ($)	Aggregate Achievement Percentage of Target (%)	Actual Cash Payment ($)	RSUs Granted	Total Value of Actual Bonus
Dr. Helen Sabzevari	150%	$1,500,000	140%	$1,050,000	321,101	$2,100,000
Harry Thomasian Jr.	40%	$195,200	135%	$131,760	40,294	$263,520
Donald P. Lehr	40%	$230,000	115%	$132,250	40,443	$264,500
Rutul R. Shah	40%	$194,000	150%	$145,500	44,495	$291,000
Phil Tennant	40%	$204,000	135%	$137,700	42,110	$275,400

Long-Term Equity Incentive Awards
Our primary objectives in granting long-term equity incentive awards are to encourage significant ownership of our common stock by management and to provide long-term financial incentives linked directly to our long-term performance. The Compensation Committee believes that significant ownership of our common stock by senior management helps to align the interests of management and the shareholders. While our fiscal year 2025 long-term incentive mix does not include performance-vested equity, the Compensation Committee is evaluating potential enhancements to our program over time, including the use of additional performance-based vehicles and the adoption of formal stock ownership guidelines for senior executives, to further strengthen the link between realized pay and long-term shareholder value. The factors considered by the Compensation Committee when determining the size of each named executive officer’s annual equity award include each executive’s performance, previous grant history and stock ownership level, and comparison to our peer group and other market data. After taking into account the overall position of the Company during the year, the Compensation Committee made grants of long-term incentive awards, consisting of a combination of RSUs and stock options to its executives in 2025, each of which vests over a four-year period. The awards granted are summarized in the table below.

Name	Number of Stock Options	Number of RSUs
Dr. Helen Sabzevari	1,000,000	500,000
Harry Thomasian Jr.	350,000	175,000

Name	Number of Stock Options	Number of RSUs
Donald P. Lehr	250,000	125,000
Rutul R. Shah	360,000	180,000
Phil Tennant	250,000	125,000

Although we do not currently have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the ownership interests of our executives and our shareholders. The Compensation Committee continues to work closely with its independent compensation consultant to review and evaluate the Company’s approach to long-term equity incentive compensation for its executive officers in a manner that promotes long-term shareholder interests. The Compensation Committee believes that broad and significant employee ownership of our common stock effectively motivates the building of shareholder wealth.
We typically grant equity awards upon an employee’s hire. In addition, equity awards may also be granted annually, generally within the first five months of the fiscal year. The Compensation Committee selects this timing because it enables them to consider the Company and its employees’ prior year performance and to incentivize the employees to deliver on the Company’s strategic objectives for the new fiscal year. Stock options and RSU awards granted by the Company generally vest over four years and stock options have a ten-year contractual term. Unless otherwise agreed to by us with respect to a termination without “cause” or for “good reason,” vesting rights generally cease upon termination of employment and employees have three months in which to exercise vested options, except in the case of death, disability or retirement (subject to a one-year limitation).
We grant stock options at an exercise price and RSUs with a grant price equal to the closing price on the Nasdaq Global Market of our common stock on the date of the grant. Our Board of Directors has delegated to our Chief Executive Officer the authority to grant equity awards to non-executive employees upon joining our Company, and to make grants during each annual non-executive employee review cycle, generally coinciding with the timing of our equity grants to our NEOs. Our Board of Directors has reviewed and approved both the total number of shares that our Chief Executive Officer can grant under such equity awards, and the range of shares subject to such grants based on each employee’s position and organization level with the Company.
We have no program, practice or plan to grant stock options or restricted stock awards, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation, and we have no plan to do so. During 2025, we did not grant any equity awards to our executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that disclosed material nonpublic information.
We did not grant performance-based stock units (“PSUs”) to our NEOs in 2025 and there were no outstanding and unvested PSUs held by any of our NEOs as of December 31, 2025.
Performance-Based Awards
In August 2024, we granted PSUs to certain employees, including our named executive officers, which were eligible to vest in two equal 50% installments based upon (i) the Company’s good faith submission to the FDA of a complete BLA related to PRGN-2012, and (ii) the approval of the BLA by the FDA (each, a “Milestone”), in each case during the performance period from the grant date through December 31, 2026 (the “2024 PSUs”). In January 2025, the Compensation Committee certified the performance achievement of the first Milestone for the 2024 PSUs, and, in September 2025, the Compensation Committee certified performance achievement of the second Milestone for the 2024 PSUs, resulting in full vesting of the 2024 PSUs during 2025. Prior to the Compensation Committee’s certification of performance of the second Milestone, it approved an amendment to the terms of the 2024 PSUs to provide for settlement of the PSUs in cash, rather than in shares of common stock.

The following table sets forth the number of shares delivered to our named executive officers upon achievement of the first Milestone and the cash value delivered upon achievement of the second Milestone:

Name	First Milestone (# Shares)	Second Milestone (Cash Value)
Dr. Helen Sabzevari	825,000	$3,366,000
Harry Thomasian Jr.	125,000	$510,000
Donald P. Lehr	54,000	$220,320
Rutul R. Shah	125,000	$510,000
Phil Tennant	25,000	$102,000

For 2025, the Compensation Committee did not grant PSUs and instead delivered long-term incentives in the form of time-based stock options and RSUs. The Committee made this change in light of the Company’s transition into a new phase following full FDA approval of Papzimeos and the difficulty of setting multi-year quantitative goals that it believed would be both rigorous and credible in the current environment. The Committee determined that, for this year, a combination of options and RSUs with multi-year vesting and a substantial portion of total compensation at risk was the most appropriate way to retain and motivate executives while aligning them with shareholder interests.
The Compensation Committee is continuing to evaluate the potential reintroduction of performance-based equity vehicles, such as PSUs, as visibility into our multi-year commercial and pipeline trajectory improves, with the objective of further strengthening the link between compensation and long-term shareholder value.
Other Benefits
The Compensation Committee believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The executive officers may participate in, and we make contributions on their behalf to, the same benefit plans that are provided to all of our eligible employees, which include medical, health and dental insurance, long-term disability insurance, accidental death and disability insurance, and our 401(k) Plan. As part of the 401(k) Plan, we generally match 100% of the first 3% of compensation contributed by the employee into the 401(k) Plan subject to the Internal Revenue Code of 1986, as amended (the “Code”), and our 401(k) Plan limits. We have disclosed all company matches for our named executive officers in the column labeled “All Other Compensation,” in the Summary Compensation Table herein, and separately disclosed each amount in the All Other Compensation Table for 2025 herein.
The Compensation Review Process
Process for Approval of Compensation Measures
Management makes a recommendation to the Compensation Committee and the Board regarding key financial goals, operational goals, and performance measures that will guide us for the relevant fiscal year. The Compensation Committee, together with the Board, reviews these recommendations and modifies them as the Board deems appropriate and the revised goals and performance objectives become the compensation measures for the executive officers. For 2025, the Compensation Committee is committed to continually reviewing and refining the Company’s executive compensation programs, with a focus on ensuring alignment with the Company’s overall strategy and shareholder interests and enhancing and promoting its pay for performance philosophy.
Role of the Compensation Committee and Management
Governance of our compensation program is the responsibility of the Compensation Committee, which consists solely of independent directors. At the direction of the Compensation Committee, our CEO prepares compensation recommendations regarding the compensation of each of our executive officers, other than for the CEO, and presents those recommendations to the Compensation Committee for approval. The CEO does not participate in Committee deliberations on her own pay and that the Committee also considers individual performance (in addition to corporate results) when setting NEO compensation. The Compensation Committee evaluates the overall performance of the executive officers based on our achievement of corporate performance objectives and goals. The Compensation Committee, with the advice of its independent compensation consultant, then reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. The Compensation Committee does not delegate authority to its outside consultant or to other parties.

Role of Compensation Consultants
As discussed above, the Compensation Committee is authorized to retain experts, consultants, and other advisors to aid in the discharge of its duties.
Since 2021, the Compensation Committee has engaged Aon as its independent compensation consultant to aid the Compensation Committee in its annual review of the Company’s executive compensation practices for continuing appropriateness and reasonableness and to make recommendations regarding executive officer compensation levels and structures. In reviewing the Company’s executive compensation practices, the Compensation Committee also considers other sources to evaluate external market, industry and peer-company practices. Aon has no other business relationship with us and receives no payments from us other than fees for services to the Compensation Committee.
In retaining Aon, the Compensation Committee separately considered the six factors set forth in Section 10C-1(b)(4)(i) through (vi) of the Exchange Act and the listing standards of Nasdaq, based on such consideration, determined that the engagement of Aon did not raise any conflicts of interest.
Use of Peer Group
The Compensation Committee consulted with its independent compensation consultant, Aon, to assist in the analysis of the Company’s peer group to align with governance and market best practices in preparation for the 2025 compensation review cycle. In that capacity, Aon provided the Compensation Committee with a peer group analysis and made recommendations to the Compensation Committee in structuring the compensation program for the CEO and other executive officers. The peer group is calibrated for size and stage, that peer data is used as a reference point rather than a pure formula to make compensation decisions. The Committee, in consultation with Aon, will continue to refine the peer group on an annual basis.
The peer analysis conducted by Aon considered our peer companies to be U.S. based biotechnology companies predominantly in Phase II/III clinical trials with some commercial stage companies (with a focus on those launching their first commercial product), market capitalization of $81 million to $1.6 billion and a headcount of 25 to 587 employees. These companies generally specialize in immuno-oncology, gene and/or cell therapy, infectious disease and/or a diverse portfolio with one or more of the specialties. The peer group that resulted from this screening method consisted of the following 21 companies:

Company Name
Adaptimmune Therapeutics (ADAP)	Agenus (AGEN)	Allogene Therapeutics (ALLO)	Allovir (ALVR)	Aura Bioscience (AURA)
Caribou Biosciences, Inc. (CRBU)	Day One Biopharmaceuticals (DAWN)	Fate Therapeutics (FATE)	Gossamer Bio (GOSS)	Inovio Pharmaceuticals (INO)
Kyverna Therapeutics (KYTX)	Lyell Immunopharma (LYEL)	PDS Biotechnology (PDSB)	Poseida Therapeutics (PSTX)	REGENXBIO (RGNX)
Replimune Group (REPL)	Rocket Pharmaceuticals (RCKT)	Sana Biotechnology (SANA)	Sangamo Therapeutics (SGMO)	VIR Biotechnology (VIR)
Xencor (XNCR)

At the time the peer group for 2025 was proposed to the Compensation Committee, the peer group had the following median statistics:

Measure	50th Percentile	Precigen’s Position
Market Capitalization	$294 million	$251.7 million (38th percentile)
Revenues	$11.5 million	$4.0 million (47th percentile)
Annualized 3-Year TSR	-43%	-37% (66th percentile)

In preparation for making 2025 compensation decisions, the Compensation Committee reviewed the existing compensation peer group in consultation with its independent compensation consultant for continued financial and business fit and made the following updates to the prior year’s peer group:
The following companies were removed from the 2024 peer group:
•	Atara Biotherapeutics (ATRA)
•	Gritstone bio (GRTS)
•	IDEAYA Biosciences (IDYA)
•	ImmunityBio (IBRX)
•	Iovance Biotherapeutics (IOVA)
The following companies were added to the 2025 peer group:
•	Aura Bioscience (AURA)
•	Day One Biopharmaceuticals (DAWN)
•	Kyverna Therapeutics (KYTX)
•	Replimune Group (REPL)
•	Rocket Pharmaceuticals (RCKT)
The Compensation Committee plans to continue to monitor certain compensation practices at a variety of similarly situated or similarly structured companies in assessing and making compensation decisions going forward.
Establishing Total Direct Remuneration
Total direct remuneration is the sum of base salary, annual short-term incentive awards, long-term equity incentive awards (if any), performance-based awards (if any) and other benefits. A major portion of each executive officer’s remuneration is established by performance-based incentives, which require achievement of performance objectives and goals as a condition to earning annual short-term incentive awards, and long-term equity incentive awards, the value of which depends on our stock price upon vesting or exercise. The at-risk portion of total direct remuneration provides increased pay for higher levels of corporate and/or business sector performance.
In setting each executive officer’s total direct remuneration opportunity, the Compensation Committee takes into account factors such as the responsibilities, experience, performance, contributions, and service of the executive. We do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position. In determining executive compensation, the Compensation Committee reviews all components of each executive officer’s total compensation, including retirement benefits and the costs of any perquisites received, to ensure such compensation meets the goals of the program. As a part of this review, the Compensation Committee considers corporate performance and the recommendations of senior management. The Compensation Committee also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance as well as future potential and, we believe, adequately differentiates among employees, based on the scope and complexity of the employee’s job position, individual performance and experience and our ability to pay. The Compensation Committee reviews annually each executive officer’s performance prior to considering changes in compensation. The individual performance of each executive officer is evaluated in light of our overall performance approved by the Compensation Committee and the Board. The Compensation Committee and the Board believe that the competitive environment, including for executive talent, is dynamic and evolving. For this reason, while the Compensation Committee believes the total compensation for each of the executive officers is reasonable and appropriate, the Compensation Committee continues to actively consider methods to further improve the effectiveness of our approach to executive compensation.
Consideration of Say-on-Pay Vote Results
The Board has determined to provide our shareholders the opportunity to vote each year to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement (“say-on-pay”). As an advisory vote, the vote on executive compensation is non-binding on the Board and should not be construed as (i) overruling a decision by the Board, (ii) creating or implying any change to our fiduciary duties, or (iii) creating or implying any additional fiduciary duties for the Board. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and consider our shareholders’ views when making executive compensation decisions, as they deem appropriate.
At our 2025 Annual Meeting of Shareholders, we held a non-binding shareholder say-on-pay vote. Our shareholders approved our 2025 executive compensation proposal, with 97.9% of the shares that were cast on the proposal voted in favor of the say-on-pay resolution. We did not make any significant changes in our policies or programs in response to this vote. However, we will continue to consider the outcome of the say-on-pay vote for future compensation decisions for our executive officers.
Other Executive Compensation Practices
Anti-Hedging Policy
To ensure alignment of the interests of our shareholders, directors and executive officers, our Insider Trading Policy does not permit directors, officers, or employees to engage in short-term or speculative transactions involving our securities, including short sales, publicly traded options, or hedging or pledging of our securities.
Compensation Recovery Policies
It is the Board’s policy that in the event the Board determines that a significant restatement or correction of our financial results or other metrics is required for the prior fiscal year for which audited financial statements have been completed, and, had the results or metrics been properly calculated initially, our officers would have received less compensation, the Board has the authority to obtain reimbursement of any portion of any performance-based compensation paid or awarded, whether cash or equity based, to the officers and to other employees responsible for accounting errors resulting in the restatement or correction that is greater than would have been paid or awarded calculated based upon the restated or corrected financial results or metrics. Further, it is the policy of the Board to seek recoupment in all instances where Section 304 of the Sarbanes-Oxley Act of 2002 requires us to seek recoupment. On June 8, 2023 the Board adopted the Precigen, Inc. Financial Statement Compensation Recoupment Policy which policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules. The policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financing reporting requirements. A copy of the Precigen Inc. Financial Statement Compensation Recoupment Policy was filed as Exhibit 97 of the Form 10-K for the year ended December 31, 2025.
Tax and Accounting Implications
Under Section 162(m) of the Code, compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. To retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) of the Code or otherwise if it determines that such compensation is in the best interests of us and our shareholders.
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award.

COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE REPORT
The Compensation and Human Capital Management Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation and Human Capital Management Committee recommended to the Board that it be included in this Proxy Statement.
THE COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE
•	James S. Turley, Chair
•	Fred Hassan
•	Jeffrey B. Kindler
Compensation Risk Assessment
As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the Compensation Committee reviews our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to us. The Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk taking. The Compensation Committee, therefore, determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us. The Compensation Committee will continue to consider compensation risk implications while deliberating the design of our executive compensation programs. In its discussions, the Compensation Committee considered the attributes of our programs, including:
•	appropriate pay philosophy in light of our business model;
•	balance with respect to the mix of cash and equity compensation, and measures of performance against both annual and multiyear standards;
•	long-term incentives linked to stock price performance;
•	long-term incentives generally have multiyear vesting to ensure a long-term focus and appropriate balance against short-term goals;
•	performance based incentives linked to specific performance measures which are consistent with corporate goals and objectives;
•	independent Compensation Committee oversight, with Compensation Committee discretion to reduce incentives based on subjective evaluation of individual performance; and
•	anti-hedging policies.

Summary Compensation Table
The following table sets forth the compensation paid to or accrued by our named executive officers during the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Helen Sabzevari Chief Executive Officer	2025	1,000,000	—	2,215,000	1,069,200	1,049,997	20,132	5,354,329
	2024	1,000,000	—	2,432,249	1,979,514	—	20,132	5,431,895
	2023	1,000,000	—	815,625	1,885,056	—	18,380	3,719,061
Harry Thomasian Jr. Chief Financial Officer	2025	488,000	—	464,970	374,220	131,758	35,757	1,494,705
	2024	486,500	—	331,250	548,950	—	35,752	1,402,452
	2023	475,000	—	103,311	520,061	—	33,538	1,131,910
Donald P. Lehr Chief Legal Officer	2025	575,000	—	408,751	267,300	132,249	46,896	1,430,196
	2024	575,000	—	291,019	439,160	—	46,901	1,352,080
	2023	575,000	—	125,062	321,317	—	43,316	1,064,695
Rutul Shah Chief Operating Officer	2025	485,000	—	499,899	384,912	145,498	45,603	1,560,912
	2024	452,116	—	305,249	603,845	—	46,334	1,407,544
	2023	410,000	—	89,174	495,775	—	43,025	1,037,974
Phil Tennant(5) Chief Commercial Officer	2025	510,000	—	271,103	267,300	137,700	43,853	1,229,956
	2024	215,769	—	28,250	252,660	—	21,658	518,337

(1)
Represents the grant date fair value of RSUs and, for 2024, PSUs computed by us for financial reporting purposes, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures and, for PSUs, based on the probable outcome of the performance conditions as of the grant date, and does not represent the actual amounts that will be realized by the named executive officer. For a full description of the assumptions we use in computing these amounts, see Note 2 to our consolidated financial statements for the year ended December 31, 2025, which is included in our 2025 Form 10-K filed with the Securities and Exchange Commission This column does not include for 2025 the grant date fair value of RSUs granted as part of the short-term incentive award for performance in 2025 because the awards were granted in 2026. However, it does include for 2025, 2024 and 2023 the grant date fair value of RSUs granted as part of the short-term incentive award for performance in 2024, 2023 and 2022, respectively.

(2)
Represents the grant date fair value computed by us for financial reporting purposes, computed in accordance with ASC Topic 718. For a full description of the assumptions we use in computing these amounts, see Note 2 to our consolidated financial statements for the year ended December 31, 2025, which is included in our 2025 Annual Report. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value after the date of grant.

(3)
For 2025, represents the aggregate annual short-term performance-based cash incentive earned under the Company’s 2025 annual cash incentive program for executive employees that was paid in cash in the year following the applicable year’s service period.

(4)	The amounts in this column are further detailed in the “All Other Compensation Table for 2025.”
(5)	Mr. Tennant commenced his employment with us as Chief Commercial Officer on July 22, 2024. Accordingly, no information is displayed for 2023.

ALL OTHER COMPENSATION TABLE FOR 2025
The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the named executive officers during 2025. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us.

Name	Company-Paid Welfare and Life Benefits Premiums $	401(k) Plan Company Contributions $	Total
Helen Sabzevari	9,782	10,350	20,132
Harry Thomasian Jr.	25,407	10,350	35,757
Donald P. Lehr	36,546	10,350	46,896
Rutul R. Shah	35,253	10,350	45,603
Phil Tennant	33,503	10,350	43,853

GRANTS OF PLAN-BASED AWARDS FOR 2025
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold $	Target ($)	Maximum ($)
Helen Sabzevari	5/23/2025				—	1,000,000(3)	1.37	1,069,200
	4/17/2025				1,079,137(4)	—	—	1,500,000
	6/26/2025				500,000(5)	—	—	715,000
		—	1,500,000	—
Harry Thomasian Jr.	5/23/2025				—	350,000(3)	1.37	374,220
	4/17/2025				154,475(4)	—	—	214,720
	6/26/2025				175,000(5)	—	—	250,250
		—	195,200	—
Donald P. Lehr	5/23/2025				—	250,000(3)	1.37	267,300
	4/17/2025				165,468(4)	—	—	230,001
	6/26/2025				125,000(5)	—	—	178,750
		—	230,000	—
Rutul R. Shah	5/23/2025				—	360,000(3)	1.37	384,912
	4/17/2025				174,460(4)	—	—	242,499
	6/26/2025				180,000(5)	—	—	257,400
		—	194,000	—
Phil Tennant	5/23/2025				—	250,000(3)	1.37	267,300
	4/17/2025				66,441(4)	—	—	92,353
	6/26/2025				125,000(5)	—	—	178,750
		—	204,000	—

(1)	Represents the target payout opportunity under the Company’s 2025 annual cash incentive program.
(2)	Represents the grant date fair value of the equity awards determined in accordance with ASC Topic 718.
(3)	Represents a grant of stock options which were scheduled to vest with respect to 50% on May 23, 2026 and in equal monthly installments for three years thereafter.
(4)	Represents a grant of fully-vested RSUs granted for short-term incentive performance in 2024 which vested in full on May 16, 2025.
(5)
Represents a grant of RSUs which were scheduled to vest with respect to 50% on May 23, 2026 and in equal monthly installments for three years thereafter. In April 2026, the Compensation Committee approved an amendment to the vesting schedule of the RSUs such that the portion that is scheduled to vest in monthly installments over three years will instead vest in equal quarterly installments over three years.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
The following table sets forth specified information concerning unexercised stock options and unvested RSUs held by each of the named executive officers as of December 31, 2025.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Helen Sabzevari	7/17/2017	150,000	—	22.83	7/17/2027	—	—
	1/5/2020	1,500,000	—	5.95	1/5/2030	—	—
	1/5/2020	1,500,000	—	11.9	1/5/2030	—	—
	1/5/2020	1,500,000	—	17.85	1/5/2030	—	—
	2/2/2022	635,250	211,750	2.33	2/2/2032	—	—
	3/24/2023(2)	369,596	—	0.96	3/24/2033	—	—
	4/28/2023	1,154,866	577,434	1.21	4/28/2033	—	—
	05/31/2024	713,687	1,089,313	1.40	5/31/2034	—	—
	05/23/2025	—	1,000,000	1.37	5/23/2035	—	—
	06/26/2025(3)	—	—	—	—	500,000	2,090,000
Harry Thomasian Jr.	10/18/2021	180,000	—	4.72	10/18/2031	—	—
	2/2/2022	150,000	50,000	2.33	2/2/2032	—	—
	3/24/2023(2)	46,815	—	0.96	3/24/2033	—	—
	4/28/2023	347,333	173,667	1.21	4/28/2033	—	—
	5/31/2024	197,916	302,084	1.40	5/31/2034	—	—
	5/23/2025	—	350,000	1.37	5/23/2035	—	—
	6/26/2025(3)	—	—	—	—	175,000	731,500
Donald P. Lehr	2/02/2017	225,000	—	20.94	2/2/2027	—	—
	2/2/2022	112,500	37,500	2.33	2/2/2032	—	—
	3/24/2023(2)	56,671	—	0.96	3/24/2033	—	—
	4/28/2023	200,000	100,000	1.21	4/28/2033	—	—
	5/31/2024	158,333	241,667	1.40	5/31/2034	—	—
	5/23/2025	—	250,000	1.37	5/23/2035	—	—
	6/26/2025(3)	—	—	—	—	125,000	522,500
Rutul R. Shah	3/10/2016	2,510	—	34.85	3/10/2026	—	—
	3/16/2017	5,000	—	21.38	3/16/2027	—	—
	3/23/2018	4,000	—	15.80	3/23/2028	—	—
	6/18/2019	40,000	—	8.60	6/18/2029	—	—
	7/16/2020	60,000	—	4.67	7/16/2030	—	—
	4/21/2021	100,000	—	8.17	4/21/2031	—	—
	2/02/2022	150,000	50,000	2.33	2/2/2032	—	—
	3/24/2023(2)	40,409	—	0.96	3/24/2033	—	—
	4/28/2023	333,333	166,667	1.21	4/28/2033	—	—
	5/31/2024	217,708	332,292	1.40	5/31/2034	—	—
	5/23/2025	—	360,000	1.37	5/23/2035	—	—
	6/26/2025(3)	—	—	—	—	180,000	752,400
Phil Tennant	7/22/2024	70,833	129,167	1.61	7/22/2034	—	—
	5/23/2025	—	250,000	1.37	5/23/2035	—	—
	6/26/2025(3)	—	—	—	—	125,000	522,500

(1)
For awards granted prior to 2023, each award vests in four equal annual installments beginning on the anniversary of the grant date. For awards granted in 2023 and 2024, each award vests as to one-fourth of the award on the first anniversary of the date of grant, with the balance of the awards vesting in 36 successive equal monthly installments thereafter, except as noted in (2) below. For awards granted in 2025, each award vests as to one-half of the award on the first anniversary of the date of grant, with the balance of the awards vesting in 36 successive equal monthly installments thereafter, except as noted in (2) and (3) below.

(2)	Award vested on the first anniversary of the grant date.
(3)
In April 2026, the Compensation Committee approved an amendment to the vesting schedule of the RSUs such that the portion that is scheduled to vest in monthly installments over three years will instead vest in equal quarterly installments over three years.

STOCK AWARDS VESTED FOR 2025
The following table sets forth specified information concerning stock vesting for each of the named executive officers during the fiscal year ended December 31, 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Helen Sabzevari	2,729,137	6,003,249
Harry Thomasian Jr.	404,475	896,489
Donald P. Lehr	273,468	530,449
Rutul R. Shah	424,460	925,467
Phil Tennant	116,441	230,839

(1)
The amounts in the “Number of Shares Acquired on Vesting” column include the portion of the PSUs that vested upon the achievement of the second Milestone that was settled in cash, with total shares underlying the vested PSUs as follows: for Dr. Sabzevari 825,000, for Mr. Thomasian 125,000, for Mr. Lehr 54,000, for Mr. Shah 125,000, and for Mr. Tennant 25,000.

(2)
The amounts in the “Value Realized on Vesting” column are calculated based on the closing market price per share of our common stock on the date of vesting. This calculation differs from the grant date fair value of the equity awards determined in accordance with ASC Topic 718.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
Employment Agreements with Named Executive Officers
Mr. Lehr is a party to a continuing employment agreement with the Company entered into in April 2019 that provides for certain severance rights upon termination without “Cause” (as defined in the employment agreement) or resignation by him for “Good Reason” (as defined in the employment agreement). Pursuant to the terms of the employment agreement, subject to the execution of a release of claims, Mr. Lehr would be entitled to receive (i) payment equivalent to 18 months of his base pay, and (ii) his expected cost of COBRA premiums for continued medical coverage for up to 18 months.
In addition, in February 2024, the Company entered into a continuing employment agreement with each of Messrs. Thomasian and Shah that provide for certain severance rights upon termination without “Cause” (as defined in the applicable employment agreement) or resignation by the executive officer for “Good Reason” (as defined in the applicable employment agreement). Pursuant to the terms of these employment agreements, subject to the execution of a release of claims, the named executive officer would be entitled to receive (i) payment equivalent to 12 months of his base pay, and (ii) the named executive officer’s expected cost of COBRA premiums for continued medical coverage for up to 12 months.
In connection with his appointment to the position of Chief Commercial Officer in July 2024, the Company entered into an employment agreement with Mr. Tennant, with terms consistent with that of Messrs. Thomasian and Shah noted above.
Employment Agreement with Dr. Sabzevari
In connection with her appointment to the position of President and CEO in January 2020, we entered into an employment agreement with Dr. Sabzevari (the “CEO Employment Agreement”). The term under the CEO Employment Agreement commenced on January 1, 2020 and continues until terminated in accordance with the CEO Employment Agreement.
Dr. Sabzevari’s initial annual base salary under the CEO Employment Agreement is $1,000,000. Dr. Sabzevari received sign-on equity grants in connection with her commencement of employment with us. The CEO Employment Agreement also provides for eligibility for an annual bonus of up to 150% of Dr. Sabzevari’s annual base salary, contingent upon continuous employment by us and Dr. Sabzevari’s performance during the bonus period and through the date on which the bonus is paid, as determined in the sole discretion of the Board. Pursuant to the CEO Employment Agreement, Dr. Sabzevari will be entitled to participate in all employee benefit plans that are generally made available to senior Precigen exempt executives.
Pursuant to the CEO Employment Agreement, in the event Dr. Sabzevari’s employment is terminated by the Company without Cause or by Dr. Sabzevari for Good Reason, subject to her execution of a release of claims, Dr. Sabzevari would be eligible to receive (i) an amount equal to 18 months of her then-current base annual salary (or, in the event of a material reduction of Dr. Sabzevari’s base salary giving rise to Good Reason, her pre-reduction base salary), (ii) a pro rata portion of her maximum annual performance bonus for the calendar year of her termination plus any annual bonus for the calendar year prior to the date of her termination of employment that would have been earned but for her termination date occurring prior to the date of payment of such bonus, (iii) full acceleration of any unvested portion of the Initial Equity Grants (as defined in her employment agreement), (iv) full acceleration of any unvested portion of the Performance Equity Grants (as defined in her employment agreement) in the event such termination occurs within 12 months of a Change in Control, as defined in our Amended and Restated 2013 Omnibus Incentive Plan (“2013 Plan”) (see “Equity Award Provisions” below), and (v) if elected, payment or reimbursement for COBRA healthcare continuation coverage for up to 18 months following the termination date.
Regardless of the reason of termination, under the CEO Employment Agreement, Dr. Sabzevari will be entitled to receive (i) any earned, but unpaid, base salary through the date of termination, (ii) a cash payout of accrued but unused vacation, and (iii) any amounts owed for reimbursement of expenses pursuant to applicable Precigen reimbursement policies.
“Cause” under CEO Employment Agreement has generally the same meaning as “Cause” in the employment agreements with the other named executive officers, except that a continued failure to substantially perform material duties does not constitute cause and that only material acts of dishonesty, illegal conduct, fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty constitute Cause.

“Good Reason” under Dr. Sabzevari’s Employment Agreement has generally the same meaning as “Good Reason” in the employment agreements with the other named executive officers, except that a reduction in her base salary of more than 5%, other than a general reduction for similarly situated employees not to exceed 10%, constitutes “Good Reason.”
Stock Option and RSU Provisions
To ensure that we will have the continued dedicated service of certain executives, including some of our named executive officers, notwithstanding the possibility, threat, or occurrence of a Change in Control, our stock option and RSU award agreements with our named executive officers contain change in control provisions. Specifically, these agreements provide that in the event a Change in Control occurs and no provision is made for the continuance, assumption or substitution of the option award by the Company or its successor in connection with the Change in Control, then the award will vest in full, to the extent not already vested, on the earlier of the date of the Change in Control or the date the award is to be terminated in connection with the Change in Control, provided the executive has remained continuously employed by the Company or any affiliate from the grant date until such time.
The Compensation Committee believes that the Change in Control provisions in our 2013 and 2023 Plan’s and our stock option awards serve the best interests of our Company and our shareholders by ensuring that if a Change in Control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board about the potential transaction in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a Change in Control, such as fear of the economic consequences of losing their equity awards as a result of a Change in Control.
A “Change in Control” is defined in the 2013 Plan to mean generally the occurrence of any of the following events:
(a)
the accumulation in any number of related or unrelated transactions by any person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of our voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than 50% of the voting power of our voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board (as defined in the 2013 Plan), (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by us or any affiliate, or (iv) by any person pursuant to a merger, consolidation, reorganization or other transaction (a “Business Combination”) that would not cause a Change in Control under subsection (b), (c) or (d) below;

(b)
consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the persons who were the beneficial owners of our voting stock immediately prior to that Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that Business Combination owns the Company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of our voting stock;

(c)	a sale or other disposition of all or substantially all of our assets, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above or (d) below;
(d)
approval by the shareholders of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) and (c) above;

(e)
the acquisition by any person, directly or indirectly, of the power to direct or cause the direction of our management and policies (i) through the ownership of securities which provide the holder with such power, excluding voting rights attendant with such securities, or (ii) by contract; provided that a Change in Control will not be deemed to have occurred if such power was acquired (x) directly from the Company in a transaction approved by the Incumbent Board, (y) by an employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or (z) by any person pursuant to a Business Combination that would not cause a Change in Control under subsections (b), (c) or (d) above; or

(f)	during any period of two consecutive years, the Incumbent Board ceases to constitute a majority of the Board.

Notwithstanding the foregoing, a “Change in Control” does not include any accumulation of beneficial ownership or any Business Combination pursuant to which more than 50% of the beneficial ownership of the combined voting power of our voting stock is owned by (i) Randal J. Kirk, his spouse, his descendants and the spouses of his descendants, (ii) trusts and other entities established generally for the benefit of Randal J. Kirk, his spouse, his descendants and the spouses of his descendants, (iii) Third Security Staff 2001 LLC and any related funds, investors or entities, and/or (iv) any entities established by any of the foregoing.
A “Change in Control” is defined in the 2023 Plan to mean generally the occurrence of any of the following events:
i.
the accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (i), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company’s voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any Person pursuant to a merger, consolidation, reorganization or other transaction (a “Business Combination”) that would not cause a Change in Control under subsections (ii), (iii) or (iv) below;

ii.
the consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of the voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and more than fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company;

iii.	a sale or other disposition of all or substantially all of the assets of the Company;
iv.	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or
v.	during any period of two consecutive years, the Incumbent Board ceases to constitute a majority of the Board.
Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant in connection with the time or form of payment of an Award that is subject to Section 409A of the Code (or as otherwise required for the 409A Award to be in compliance with Section 409A of the Code) if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.
In addition, our stock option and RSU award agreements with our named executive officers provide for the full vesting of the awards in the event of termination by reason of the named executive officer’s death or disability.
Potential Payments
The following table shows the potential payments upon termination without cause or for good reason by the executive officer, a change in control of the Company, incapacity or death for the named executive officers based on agreements and plans in effect as of December 31, 2025. The amounts in this table are calculated assuming the triggering event occurred on December 31, 2025 and all executives were paid in a lump sum payment. For Mr. Perez, the table reflects the actual amounts paid under his continuing employment agreement in connection with his separation from employment.

		Potential Payments upon Termination or a Change in Control Termination
		Termination Without Cause or for Good Reason (Prior to a Change in Control) ($)	Change in Control Termination Without Cause or for Good Reason (Within 12 Months of a Change in Control) ($)	Change in Control (No Termination)(1) ($)	Disability(2) ($)	Death(3) ($)
Helen Sabzevari	Accelerated Equity	—	10,035,007	10,035,007	10,035,007	10,035,007
	Severance Payment	1,552,500	1,552,500	—	—	—
	Prorated Bonus	1,552,500	1,552,500	—	—	—
	Other Compensation (PTO)	99,519	99,519	—	99,519	99,519
	Benefit Plans	14,717(4)	14,717(4)	—	630,000	1,545,000
	Total	3,219,236	13,254,243	10,035,007	10,764,526	11,679,526
Harry Thomasian Jr.	Accelerated Equity	—	3,163,085	3,163,085	3,163,085	3,163,085
	Severance Payment	539,000	539,000	—	—	—
	Other Compensation (PTO)	48,717	48,717	—	48,717	48,717
	Benefit Plans	28,441(4)	28,441(4)	—	630,000	1,521,000
	Total	616,158	3,779,243	3,163,085	3,841,802	4,732,802
Donald P. Lehr	Accelerated Equity	—	2,263,209	2,263,209	2,263,209	2,263,209
	Severance Payment	892,500	892,500	—	—	—
	Other Compensation (PTO)	57,212	57,212	—	57,212	57,212
	Benefit Plans	62,676(4)	62,676(4)	—	630,000	1,545,000
	Total	980,465	980,465	2,263,209	2,950,421	3,865,421
Rutul R. Shah	Accelerated Equity	—	3,275,273	3,275,273	3,275,273	3,275,273
	Severance Payment	570,000	570,000	—	—	—
	Other Compensation (PTO)	50,341	50,341	—	50,341	50,341
	Benefit Plans	36,727(4)	36,727(4)	—	630,000	1,515,000
	Total	657,068	3,932,341	3,275,273	3,955,614	4,840,614
Phil Tennant	Accelerated Equity	—	1,556,959	1,556,959	1,556,959	1,556,959
	Severance Payment	530,000	530,000	—	—	—
	Other Compensation (PTO)	13,479	13,479	—	13,479	13,479
	Benefit Plans	41,656(4)	41,656(4)	—	630,000	1,545,000
	Total	585,135	2,142,094	1,556,959	2,200,438	3,115,438

(1)
In the event of a change in control, as described above, unvested stock options and RSUs would only vest immediately if provision is not made for the continuance, assumption, or substitution of the award by the Company or its successor. For purposes of this table, we assume that no such provision has been made. This column reflects the value of the accelerated vesting, which is calculated (i) for stock options by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $4.18 (which was the closing market price per share of our common stock on December 31, 2025, the last trading day of fiscal 2025) and the per-share exercise price of the applicable accelerated stock option and (ii) for RSUs by multiplying the number of shares subject to accelerated vesting under outstanding RSUs by $4.18.

(2)	The named executive officer would also be eligible for benefits payable under the long-term disability insurance policy maintained by the Company.
(3)	The named executive officer’s heirs would also be eligible for benefits under the life insurance policy maintained by the Company.
(4)
Includes the full premium cost of COBRA healthcare continuation coverage payable for the determined period under their employment agreement following the executive’s termination, assuming that the executive does not become eligible to receive healthcare coverage from a subsequent employer or otherwise becomes ineligible for COBRA healthcare continuation coverage during this period.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. For the most recently completed fiscal year, we did not use any financial performance measure to link Compensation Actually Paid to our NEOs to the Company’s performance; accordingly, this disclosure does not present a company-selected measure in the table below nor a tabular list of our most important performance measures, as permitted by the Securities and Exchange Commission. For further information regarding our performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income (Loss) ($ Millions)(5)
					TSR ($)	Peer Group TSR ($)
2025	5,354,329	18,574,682	1,428,942	4,188,997	40.98	124.75	(250.6)
2024	5,431,895	4,611,414	1,307,969	1,059,056	20.44	113.80	(126.2)
2023	3,719,061	3,730,478	1,026,666	1,042,395	24.45	115.40	(95.9)
2022	3,497,622	(1,088,021)	892,363	601,344	27.74	111.20	28.3
2021	2,516,170	(16,112,695)	611,020	230,396	67.70	124.80	(92.2)

(1)	Helen Sabzevari was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022-2023	2024	2025
Harry Thomasian Jr.	Harry Thomasian Jr.	Harry Thomasian Jr.	Harry Thomasian Jr.
Donald P. Lehr	Donald P. Lehr	Donald P. Lehr	Donald P. Lehr
Jeffery Perez	Jeffery Perez	Jeffery Perez	Rutul Shah
Rick Sterling	Rutul Shah	Rutul Shah	Phil Tennant
Brad Osborne		Phil Tennant
James V. Lambert

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	5,354,329	(3,284,200)	16,504,553	18,574,682

Year	Average Summary Compensation Table Total for Non-PEO NEOS ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,428,942	(734,614)	3,494,669	4,188,997

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2025	5,605,600	4,837,578	1,564,749	4,496,626	—	16,504,553

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,695,694	1,021,344	203,306	574,325	—	3,494,669

(4)
The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)	Reflects “Net Income (loss)” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company cumulative TSR over the four most recently completed fiscal years and the Nasdaq Biotechnology Index TSR over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income (loss) during the four most recently completed fiscal years.

CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K (“Item 402(u)”), we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of Helen Sabzevari, Ph.D., our CEO during 2025. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u). Because Item 402(u) affords a large degree of flexibility in calculating the CEO pay ratio by allowing the use of reasonable estimates, assumptions and methodologies, the pay ratio disclosed by us below may not be comparable to pay ratio disclosures presented by other companies.
For 2025, our last completed fiscal year:
•	as reported in the Summary Compensation Table, the annual total compensation of our CEO was $5,354,329 (see above for details on this calculation); and
•	the annual total compensation of our median employee (other than our CEO) was $159,500.
Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 34 to 1.
As permitted under 402(u) of Regulation S-K, we elected to use the same median employee identified in 2024 in our 2025 pay ratio calculation, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure for 2025. As disclosed in our 2024 proxy statement, to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates used were as follows:
Determination Date
We selected December 31, 2024 as the date from which to determine our total employee population and gather pay data.
Employee Population
As of December 31, 2024, according to internal payroll records, our total employee population, excluding our CEO, consisted of approximately 132 individuals working at our Company or within our consolidated subsidiaries on either a full-time or part-time basis. Out of these approximate 132 individuals, 95% are located in North America and 5% are located in Europe.
Methodology
To identify the median employee, a listing was prepared of our employee population as of December 31, 2024. We annualized the compensation of any permanent employees, employed either part-time or full-time, who were employed by us for less than the full fiscal year. Additionally, we converted non-USD currency to USD using the Oanda conversion rate as of December 31, 2024. We then compared the actual cash compensation received during 2024 for those employees, consisting of base salary amounts and annual incentive awards as reflected by internal payroll records. We identified our median employee using this compensation measure, which was consistently applied to all of our employees across the employee population. Using this methodology, we determined that the median employee was a full-time, salaried employee located in the United States.
Annual Total Compensation
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. This calculation is the same calculation used for our named executive officers as set forth in the Summary Compensation Table earlier in this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table herein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2024 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest.
We believe that each of these transactions was on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. Moreover, all of these transactions have been approved by a majority of the independent and disinterested members of the Board. It is our intention to ensure that all future transactions in which the amount involved exceeded or would exceed $120,000, if any, between us and our officers, directors, principal shareholders and their affiliates or family members, are approved by the Audit Committee or a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
Sales of Unregistered Securities
In December 2024, we announced that we had entered into a Securities Purchase Agreement with certain investors for the sale of our 8.00% Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) and warrants (“Warrants”) to purchase 52.67 million shares of our common stock, at an exercise price of $0.75 per share in a private placement. We sold an aggregate of 79,000 shares of Series A Preferred Stock, with an initial liquidation preference and stated value of $1,000 per share, together with the Warrants, for net proceeds of approximately $78.5 million, after deducting offering expenses. An affiliate of Mr. Kirk, RJ Kirk Trust, purchased 25,000 shares of the Series A Preferred Stock at a price of $1,000 per share for an aggregate purchase price of $25.0 million and was issued warrants to purchase 16.67 million shares of our common stock. Additionally, certain affiliates of Patient Capital Management, LLC, and William H. Miller, III, purchased 26,000 and 25,000 shares of the Series A Preferred Stock at a price of $1,000 per share for an aggregate purchase price of $26.0 million and $25.0 million, respectively.
On September 15, 2025, the holders of Precigen, Inc.’s 8.00% Series A Preferred Stock converted 79,000 shares of Series A Preferred Stock (with an aggregate stated value of $79.0 million) into 54,937,411 shares of common stock of the Company, which were delivered to such holders on September 17, 2025 pursuant to the terms of our Amended and Restated Articles of Incorporation and such Series A Preferred Stock at the then-current conversion rate of 695.4103 shares of our common stock per 1,000 of stated value of Series A Preferred Stock. An affiliate of Mr. Kirk, RJ Kirk Trust, converted 25,000 of Series A Preferred Stock into 17.4 million shares of our common stock. Additionally, certain affiliates of Patient Capital Management, LLC, and William H. Miller, III, converted 26,000 and 25,000 of Series A Preferred Stock into 18.1 million and 17.4 million shares of our common stock, respectively.
The shares of our common stock issued upon conversion of the Preferred Stock were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as involving an exchange by us exclusively with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
Policies and Procedures for Related Person Transactions
The Board has adopted a written related policy with respect to related person transactions. This policy governs the review, approval or ratification of covered related person transactions. The Audit Committee of the Board oversees and manages this policy.
For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

The policy generally provides that we may enter into a related person transaction only if:
•	the Audit Committee pre-approves such transaction in accordance with the guidelines set forth in the policy;
•
the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the Audit Committee (or the chairperson of the Audit Committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•	the transaction is approved by the disinterested members of the Board; or
•	the transaction involves compensation approved by the Compensation Committee.
In the event a related person transaction is not pre-approved by the Audit Committee and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be reviewed by the Audit Committee. After review, the Audit Committee will approve or disapprove such transaction. When our Chief Legal Officer, in consultation with our CEO or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting, the chairperson of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the chairperson of the Audit Committee) may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareholders, as the Audit Committee (or the chairperson of the Audit Committee) determines in good faith.
The Audit Committee has determined that certain types of related person transactions are deemed to be pre-approved by the Audit Committee. Our related person transaction policy provides that the following transactions, even if the amount exceeds $120,000 in the aggregate, are considered to be pre-approved by the Audit Committee:
•	any employment of certain named executive officers that would be publicly disclosed;
•	director compensation that would be publicly disclosed;
•
transactions with other companies where the related person’s only relationship is as a director or owner of less than 10% of said company (other than a general partnership), if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s consolidated gross revenues;

•	transactions where all shareholders receive proportional benefits;
•	transactions involving competitive bids;
•	transactions with a related person involving the rendering of services at rates or charges fixed in conformity with law or governmental authority; and
•	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
In addition, the Audit Committee will review the policy at least annually and recommend amendments to the policy to the Board from time to time.
The policy provides that all related person transactions will be disclosed to the Audit Committee, and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed, as applicable, on our various public filings.
The Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2025 with respect to securities that may be issued pursuant to outstanding awards granted under the 2013 Plan, the 2019 Plan and the 2023 Plan and authorized for issuance under the 2019 Plan and 2023 Plan. No new awards may be granted under the 2013 Plan. Each of these equity compensation plans was adopted with the approval of our shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)
Equity compensation plans approved by shareholders	31,520,243(1)	$4.32	13,507,523(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	31,520,243(1)	$4.32	13,507,523(2)

(1)	Includes 28,153,192 outstanding stock options, 2,342,051 outstanding RSUs and 1,025,000 outstanding PSUs.
(2)
Our 2023 Plan, in addition to being available for future issuance upon exercise of stock options and vesting of RSUs and PSUs that have been or may be granted after December 31, 2025, and our 2019 Plan, each provide for the issuance of SARS, restricted stock awards, other stock-based awards, incentive awards, and dividend equivalents.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE
PRECIGEN, INC. 2023 OMNIBUS INCENTIVE PLAN, AS AMENDED
(THE “2023 PLAN”)
Overview
The Board requests that shareholders approve the proposed amendment (the “2023 Plan Amendment No. 3”) to the 2023 Plan to increase the number of shares of common stock available for issuance under the 2023 Plan by 7,000,000 shares. Other than the increase in the number of shares available for issuance under the 2023 Plan that is reflected in the proposed 2023 Plan Amendment No. 3, there are no other changes proposed to the 2023 Plan.
The Board adopted the 2023 Plan in April 2023, which became effective upon approval by our shareholders on the date of our 2023 Annual Meeting, or June 8, 2023, approved Amendment No.1 to the 2023 Plan on May 28, 2024, which became effective upon approval by our shareholders on the date of our 2024 Annual Meeting, or July 5, 2024, and, approved amendment No. 2 to the 2023 Plan on May 5, 2025, which became effective upon approval by our shareholders on the date of our 2025 Annual Meeting, or June 26, 2025. The Board approved the 2023 Plan Amendment No. 3 on April 20, 2026, subject to approval by our shareholders at the 2026 Annual Meeting.
Share Increase
The 2023 Plan has served as an important part of our overall compensation program since it became effective. The 2023 Plan enables us to grant equity-based compensation awards designed to provide an additional incentive for our officers, employees, and non-employee directors and other service providers who are critical to the achievement of our long-term financial and strategic goals. We believe that the 2023 Plan Amendment No. 3, which amends the 2023 Plan to increase the number of shares of common stock available for issuance thereunder by 7,000,000 shares supports our ability to attract, motivate, and retain the most competent and skilled officers, employees, non-employee directors, and other service providers, which is a significant factor for our long-term success. Awards made under the 2023 Plan are designed to align the individual interests of our officers, employees, non-employee directors, and other service providers with the interests of our shareholders and reward them for the creation of long-term shareholder value.
As of April 17, 2026, there were approximately 10.5 million shares remaining available for issuance under the 2023 Plan, representing 3.0% of our outstanding common stock as of that date. Additionally, on April 20, 2026, the Compensation Committee approved the issuance of the 2026 annual long-term incentive awards with respect to a total of 6.4 million shares consisting of stock options, RSUs, and PSUs, which are generally expected to vest over a four year period. Following such grants, the number of shares remaining available for issuance under the 2026 Plan represented approximately 1.2% of our outstanding common stock. We believe that the number of shares remaining available for issuance under the 2023 Plan may not be sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in this proposal will help us to continue to have a sufficient number of shares of common stock available for awards under the 2023 Plan. As a result, the Compensation Committee and the Board have approved the 2023 Plan Amendment No. 3, subject to the approval of our shareholders at the Annual Meeting. The 7,000,000 shares requested for issuance under the 2023 Plan represents an incremental dilution of approximately 1.8% of the shares of common stock outstanding on a fully-diluted basis as of April 17, 2026, and is intended to provide us with sufficient shares for grants to be made over at least the next 12 months (or perhaps longer). The Board believes the number of shares underlying the Plan represents a reasonable amount of potential additional equity dilution, and is committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.
In making the recommendation to increase the 2023 Plan’s share reserve by an additional 7,000,000 shares, we considered a number of factors, including:
Importance of Long-Term Equity Incentives. Long-term equity incentives are an important component of our executive compensation program, motivating officers and employees, non-employee directors, and other service providers to make decisions that focus on creating long-term value for shareholders, aligning their interests with the interests of shareholders, and serving as an effective recruitment and retention tool.
Historical Burn Rate. We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our shareholders. As part of our analysis when considering the proposed share increase, we reviewed the three-year average “burn rate” under the 2013 Plan and the 2023 Plan, defined as the number of shares subject to equity awards granted from the first quarter of 2023 through the first quarter of 2026, divided by the weighted average number of shares outstanding during that period. For each of 2025, 2024, and 2023, our “burn rate” was 3.6%, 4.9%, and 3.9%, respectively.
We also considered that during the period commencing in the first quarter of 2023 through the first quarter of 2026, we made equity grants in connection with the following: leadership appointments to advance our efforts; the compensation of employees who we believe are critical to furthering our business strategy; equity grants in lieu of cash compensation; and incentivizing our key officers and employees. We believe these new hires and compensation decisions are critical to the development and strength of our senior management team to attract the experience and talent necessary to further implement our strategy.
Overhang Percentage. Over the period from January 1, 2023 through March 31, 2026, our overhang percentage has averaged 14.5%, which is based on (i) approximately 28,908,519 shares subject to outstanding equity awards under the 2013 Plan, 2019 Plan and 2023 Plan, (ii) 13,829,303 shares available for future equity awards under the 2019 Plan and 2023 Plan, and (iii) 294,883,804 shares of the Company outstanding. The following table sets forth the total equity dilution as of April 17, 2026:

Number of Stock Options Outstanding	28,249,282
Weighted Average Exercise Price	$4.25
Weighted Average Term (in years)	6.30
Number of Full-Value Stock Awards Outstanding	2,916,884
Number of Shares Remaining for Future Grant	11,737,650
2019 Plan	1,208,728
2023 Plan	10,528,922
Common Shares Outstanding as of April 17, 2026	356,510,977
Overhang Percentage	12.0%

If approved, the additional 7,000,000 shares reserved for issuance under the 2023 Plan would, when combined with shares remaining available for issuance under the 2019 Plan and 2023 Plan as reflected in the table above, increase the overhang percentage to approximately 14.0%.
Shareholder Value Transfer. When evaluating the appropriate number of shares to increase the share reserve under the 2023 Plan, we reviewed the shareholder value transfer of the proposed increase, calculated as the value of available shares and plan awards as a percentage of our market capitalization, and determined that the addition of 7,000,000 shares to the 2023 Plan share reserve was reasonable and consistent with industry guidelines.
Expected Duration. We expect that the shares available for issuance pursuant to future awards, including the additional shares if this proposal is approved by our shareholders, will be sufficient for currently anticipated awards under the 2023 Plan through at least the 12-month period following such approval of the proposal. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the 2023 Plan reserve upon awards’ expiration, forfeiture, or cash settlement; the future performance of our stock price; consequences of acquisitions or dispositions; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. If, however, the shareholders do not approve the 2023 Plan Amendment No. 3 to increase the number of shares reserved for issuance under the 2023 Plan, there may not be a sufficient number of shares of our common stock available to achieve our recruiting and retention objectives.
Corporate Governance Best Practices. The 2023 Plan has been designed to build upon the effectiveness of the 2013 Plan and the 2023 Plan, and incorporates certain corporate governance best practices to further align our equity compensation program with the interests of our shareholders. The following is a list of some of these best practices, which are intended to protect the interests of our shareholders:
✔
No evergreen provision. The 2023 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.

✔
Minimum vesting requirements. Awards under the 2023 Plan are subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions, which we believe strengthen our employees’ interest in creating long-term value for our shareholders.

✔
Restricted dividends and dividend equivalents on awards. The 2023 Plan permits payment of dividend equivalents on awards subject to a vesting condition only if and when the underlying award vests. The 2023 Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options or stock appreciation right awards (“SARs”).

✔	No discounted options or SARs. Stock options and SARs must have an exercise price per share that is no less than the fair market value of our common stock on the date of grant.
✔	No repricing. Repricing of options and SARs is not permitted without shareholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
✔	No “liberal” change in control definition. The change in control definition under the 2023 Plan is only be triggered in those instances where an actual change in control occurs.
✔
No automatic single-trigger vesting of employee awards. Awards granted under the 2023 Plan to employees will not vest automatically upon a change in control, unless such awards are not assumed, substituted or continued by a successor entity.

✔
Limit on non-employee director compensation. The maximum aggregate compensation that may be paid to any non-employee director any calendar year (including cash and awards under the 2023 Plan) is $750,000, or $1 million for the year in which such director is first elected or appointed to the Board.

✔	Clawback of awards. The Compensation Committee has the authority to subject awards granted under the 2023 Plan to any clawback or recoupment policies that the Company has in effect from time to time.
Text of the 2023 Plan Amendment No. 3
A copy of the 2023 Plan Amendment No. 3 has been filed with the SEC with this Proxy Statement as Annex A. Subsections (a) and (f) of Section 5 (Shares Available for Awards) of the 2023 Plan would be amended in their entirety as follows:
“(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 33,000,000 Shares and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Effective Date. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriate adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.”
“(f) Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 33,000,000.”
Summary of the Material Terms of the 2023 Plan
The following is a summary of the material terms and principal features of the 2023 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the 2023 Plan. A copy of the 2023 Plan Amendment No. 3 has been filed with the SEC with this Proxy Statement as Annex A.
Purpose. The purpose of the 2023 Plan is to motivate and reward those employees and other individuals to perform at the highest level and contribute significantly to the success of our Company, thereby furthering our best interests and those of our shareholders.
Eligibility. Our employees, consultants, advisors, other individual service providers and non-employee directors are eligible to receive awards under the 2023 Plan. As of March 31, 2026, there were approximately 158 employees, eight non-employee directors and fifteen consultants and advisors eligible to receive awards under the 2023 Plan. The basis of participation in the 2023 Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2023 Plan’s stated purpose (as described above). In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purpose of the 2023 Plan.
Authorized Shares. Subject to adjustment (as described below), the number of shares that may be subject to awards granted under the 2023 Plan will equal 33,000,000 shares of common stock (which represents the

26,000,000 shares reserved for issuance under the 2023 Plan, as amended, plus the additional 7,000,000 shares requested pursuant to the 2023 Plan Amendment No. 3 to the 2023 Plan) plus the number of shares remaining available for future grant under the 2013 Plan as of the date of shareholder approval of the 2023 Plan (which, as of such date was 3,918,137 shares).
If an award (including any award granted under the 2013 Plan) expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the 2023 Plan. Shares surrendered or withheld in payment of taxes related to an award (including any award granted under the 2013 Plan) will become available again for issuance under the 2023 Plan. Shares tendered or withheld in payment of an exercise or purchase price will be available for issuance under the 2023 Plan. Shares underlying substitute awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the 2023 Plan.
Individual Limits.
The maximum number of shares that may be issued pursuant to incentive stock options is 33,000,000.
A participant who is a non-employee director may not receive compensation for any calendar year in excess of $750,000 (or $1,000,000 for the year in which the non-employee director is first elected or appointed to the Board) in the aggregate, including cash payments and awards granted under the 2023 Plan.
Administration. The 2023 Plan is administered by the Compensation Committee or another committee designated by the Board (or, if the Board does not designate a committee, the Board).
The Compensation Committee has authority under the 2023 Plan to:
•	designate participants;
•
determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the Compensation Committee;

•	amend the terms of any outstanding awards;
•
correct any defect, supply any omission or reconcile any inconsistency in the 2023 Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the 2023 Plan into effect;

•	interpret and administer the 2023 Plan and any instrument or agreement relating to, or award made under, the 2023 Plan;
•
establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the 2023 Plan, in each case, as it deems appropriate for the proper administration of the 2023 Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and

•
make any other determination and take any other action deemed necessary or desirable for the administration of the 2023 Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Compensation Committee may delegate the authority to grant awards under the 2023 Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board (which may consist solely of one director).
Types of Awards. The 2023 Plan provides for grants of stock options, SARs, restricted shares, RSUs, performance-based awards and other stock-based and cash-based awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a substitute award) will be determined by the Compensation Committee and may not be less than the closing price of a share on the grant date. The Compensation

Committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.
Restricted Stock. Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture. Restricted stock may include the right to receive dividend equivalents, which will be subject to the same vesting conditions and will be paid in accordance with the same terms as the underlying award to which they relate.
RSUs. RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions. RSUs may include the right to receive dividend equivalents, provided that any dividend equivalents will be subject to the same vesting conditions and will be paid in accordance with the same terms as the underlying RSUs to which they relate.
Performance-Based Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the Compensation Committee. The Compensation Committee has authority to specify that any other award granted under the 2023 Plan will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals. Performance awards may include the right to receive dividend equivalents, which will be subject to the same vesting and performance conditions and will be paid upon the settlement of the underlying RSUs to which they relate.
Other Stock-Based Awards. The Compensation Committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, dividend rights or dividend equivalent rights or awards with value and payment contingent on our performance or that of our business units or any other factors that the Compensation Committee designates.
Other Cash-Based Awards. The Compensation Committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the 2023 Plan), either independently or as an element of or supplement to any other award under the 2023 Plan.
Minimum Vesting Requirements. Each award granted pursuant to the 2023 Plan will vest over a period of not less than one year following the date of grant. However, the Compensation Committee may, in its sole discretion, accelerate the vesting of an award or otherwise lapse or waive this requirement upon the participant’s death, disability or a change in control. In addition, the Compensation Committee may grant awards that are not subject to these minimum vesting requirements with respect to 5% or less of the maximum aggregate number of shares available for issuance under the 2023 Plan (as may be adjusted in accordance with the terms of the 2023 Plan).
Adjustments. In the event the Compensation Committee determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan, the Compensation Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the 2023 Plan; (ii) the number and type of shares or other securities subject to outstanding awards; (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.
Termination of Service and Change in Control.
The Compensation Committee may determine in any individual case, the circumstances in which, and the extent to which, an award may be exercised, settled, vested, paid or forfeited in the event of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement of such award.

In the event of a “change in control” (as defined in the 2023 Plan and described below), the Compensation Committee may, in its sole discretion, take any one or more of the following actions with respect to outstanding awards:
•	continuation or assumption of the award by the successor or surviving corporation (or its parent);
•
substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the award (including any applicable performance targets or criteria);

•
acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and SARs, acceleration of the right to exercise the award during a specified period (and the termination of such option or SAR without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) upon a participant’s involuntary termination of employment or service (including a termination of the participant’s employment by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability,” as such terms may be defined in the applicable award agreement and/or the participant’s employment agreement or offer letter, as the case may be) on or within a specified period following such change in control or (ii) if the successor or surviving corporation (or its parent) fails to or otherwise does not continue or assume the award;

•	in the case of a performance award, determination of the level of attainment of any applicable performance conditions; and
•
cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the Compensation Committee), with the form, amount and timing of such payment determined by the Compensation Committee in its sole discretion (subject to the terms of the 2023 Plan), provided that the Compensation Committee may, in its sole discretion, terminate without the payment of any consideration any options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction.

Under the 2023 Plan, a “change in control” generally means the occurrence of one or more of the following events:
•
The accumulation by any person of beneficial ownership of more than 50% of the combined voting power of our voting stock (other than such accumulation that results from any acquisition of voting stock (i) directly from our Company approved by the Incumbent Board (as defined in the 2023 Plan), (ii) by our Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by our Company or any affiliate, or (iv) by any person pursuant to a merger, consolidation, reorganization or other transaction (a “Business Combination”) that would not other cause a change in control under the 2023 Plan;

•
The consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the persons who were the beneficial owners of our voting stock immediately prior to that Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of our voting stock;

•	A sale or other disposition of all or substantially all of our assets;
•	Approval by our shareholders of a complete liquidation or dissolution of our Company; or
•	During any period of two consecutive years, the Incumbent Board (as defined in the 2023 Plan) ceases to constitute a majority of the Board.
Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the 2023 Plan, subject to approval of our shareholders if required by the rules of the stock exchange on which our shares are principally traded and except to the extent prohibited by applicable law or otherwise expressly provided in an award agreement. The Compensation Committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the 2023 Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the 2023 Plan. In addition, the Compensation Committee may amend the 2023 Plan in such manner as may be necessary or desirable to enable the 2023 Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Prohibition on Repricing. Subject to adjustment as described above, the Compensation Committee may not, without the approval of our shareholders, seek to effect any re-pricing of any previously granted “underwater” option, SAR or similar award by (i) amending or modifying the terms of such Award to lower the exercise price; (ii) cancelling the underwater award and granting either (A) replacement awards having a lower exercise price or (B) other awards in exchange; or (iii) cancelling or repurchasing the underwater awards for cash or other securities.
Cancellation or “Clawback” of Awards. The Compensation Committee may specify in an award agreement that a participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. The Compensation Committee has full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any related listing standards rules promulgated thereunder and any other regulatory regimes. Any awards granted under the 2023 Plan will be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, including the Company’s Financial Statement Compensation Recoupment Policy.
Term. No award may be granted under the 2023 Plan after the earliest to occur of (i) the 10-year anniversary of the date of shareholder approval of the 2023 Plan, (ii) the maximum number of shares available for issuance under the 2023 Plan has been issued or (iii) the Board terminates the 2023 Plan.

Material U.S. Federal Income Tax Consequences of Awards under the 2023 Plan
The following discussion summarizes the principal federal income tax consequences associated with awards under the 2023 Plan. The discussion is based on laws, regulations, rulings, and court decisions currently in effect, all of which are subject to change.
ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the common stock over the exercise price will be included for alternative minimum tax purposes in the year of exercise). A participant will recognize taxable income when he or she disposes of the shares of common stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise (the “ISO holding period”), the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of common stock. A participant’s tax basis in the shares of common stock acquired under an ISO generally will be the amount the participant paid for the stock. If common stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the common stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of common stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of common stock acquired under an ISO before the expiration of the ISO holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes on the disqualifying disposition.
NQSOs. A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in the common stock then is the amount paid for the shares of common stock plus any amounts included in income on exercise of the NQSO. Special rules apply if a participant pays the exercise price by delivery of common stock. The exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes on exercise of the NQSO.
SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives on exercise of the SAR. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes on exercise of the SAR.
Restricted Stock Awards and RSUs. With regard to Restricted Stock Awards, a participant will recognize ordinary income on account of a Restricted Stock Award on the first day that the shares are either transferable or no longer subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the common stock on such date over the price, if any, paid for the stock. However, even if the shares under a Restricted Stock Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date of grant of the Restricted Stock Award. The participant’s tax basis in the shares received under the Restricted Stock Award will equal the income recognized plus the price, if any, paid for the Restricted Stock Award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes with respect to the Restricted Stock Award. With regard to RSUs, a participant will not recognize any taxable income at the time RSUs are granted. When the terms and conditions to which the RSUs are subject have been satisfied and the RSUs are settled, the participant will recognize as ordinary income the fair market value of the common stock he or she receives on settlement of the RSUs. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes on settlement of the RSUs.
Registration with the SEC
If the shareholders approve this proposal, we will file with the SEC, as soon as reasonably practicable after such approval, a registration statement on Form S-8 relating to the additional shares available for issuance under the 2023 Plan.

New Plan Benefits
A new plan benefits table for the 2023 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2023 Plan if the amended 2023 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the amended 2023 Plan will be made at the Compensation Committee’s discretion, subject to the terms of the amended 2023 Plan.
Therefore, the benefits and amounts that will be received or allocated under the amended 2023 Plan are not determinable at this time. However, please refer to the 2025 Summary Compensation Table in this Proxy Statement which sets forth certain information regarding awards granted to our NEOs during the last completed fiscal year.
Existing Plan Benefits to Named Executive Officers and Others
The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 43 and each group listed below (i) the number of shares of common stock subject to stock options granted under the 2023 Plan, (ii) the number of shares of common stock subject to RSUs granted under the 2023 Plan and (iii) the number of shares of common stock subject to PSUs granted under the 2023 plan, in each case since the inception of the 2023 Plan on June 8, 2023 through April 17, 2026 (without regard to whether any grants were subsequently forfeited, terminated or canceled or shares were subsequently withheld). During this same time period, the Company has not made any grants under any other equity incentive plans, other than under the 2019 Plan.

Name	Stock Options Granted Since Adoption of the 2023 Plan	RSUs Granted Since Adoption of the 2023 Plan	PSUs Granted Since Adoption of the 2023 Plan
Helen Sabzevari, Ph.D.	2,803,000	2,971,666	1,650,000
Harry Thomasian Jr.	850,000	505,483	250,000
Donald P. Lehr	650,000	495,196	108,000
Rutul R. Shah	910,000	516,097	250,000
Phil Tennant	450,000	233,551	50,000
All current executive officers as a group (5 persons)	5,663,000	4,721,993	2,308,000
All non-employee directors as a group (8 persons)	—	—	—
All employees, including all current officers who are not executive officers, as a group (216 persons)	4,621,250	5,262,611	1,820,000

Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE
APPROVAL OF THE AMENDMENT TO THE 2023 PLAN.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
Electronic Access of Proxy Materials and Annual Reports
Our Proxy Statement, including the accompanying notice and form of proxy, and 2025 Annual Report are available at https://materials.proxyvote.com. A free paper copy of any of these documents may be requested by contacting the Corporate Secretary in writing at Precigen, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.
“Householding” of Proxy Materials and Annual Reports for Record Owners
The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Shareholders of record voting via telephone or over the internet can choose this option by following the instructions provided by telephone or over the internet, as applicable. Once given, a shareholder’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by writing to the Corporate Secretary at Precigen, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876 or by phone on (301) 556-9900.
Separate Copies for Beneficial Owners
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the 2025 Annual Report by contacting our Corporate Secretary as described below. Beneficial owners with the same address who receive more than one Proxy Statement and 2025 Annual Report may request delivery of a single Proxy Statement and 2025 Annual Report by contacting the Corporate Secretary in writing at Precigen, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.

OTHER MATTERS
The Board is not aware of any other matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
By Order of the Board of Directors
DONALD P. LEHR
Chief Legal Officer and Corporate Secretary
Germantown, Maryland
April 30, 2026

ANNEX A

AMENDMENT NO. 3 TO PRECIGEN, INC. 2023 OMNIBUS INCENTIVE PLAN
THIS AMENDMENT NO. 3 (this “Amendment”), is dated as of April 20, 2026 and amends that certain 2023 Omnibus Incentive Plan (the “Plan”) of Precigen, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.
RECITALS
WHEREAS, pursuant to Section 5(a), subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 26,000,000 Shares and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Effective Date;
WHEREAS, the Company desires to increase the number of Shares available for issuance under the Plan by 7,000,000 Shares; and
WHEREAS, pursuant to Section 15(a) of the Plan, the Board may amend the Plan at any time, subject to certain limitations specified therein, including no such amendment shall be made without shareholder approval if such approval is required by applicable law or the rules of the stock market exchange on which the Shares are principally traded.
NOW, THEREFORE, the following amendment is hereby made to the Plan subject to, and effective as of the date of, the approval of the Company’s shareholders at the Company’s 2026 Annual Meeting of Shareholders:
1.	Section 5(a) is hereby amended in its entirety as follows:
“Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 33,000,000 Shares and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Effective Date. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriate adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.”
2.	Section 5(f) is hereby amended in its entirety as follows:
“Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 33,000,000.
3.
This Amendment shall only serve to amend and modify the Plan to the extent specifically provided herein. All terms conditions, provisions and references of and to the Plan which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein or contained.

A-1

PRECIGEN, INC.
20374 SENECA MEADOWS PARKWAY
GERMANTOWN, MARYLAND 20876

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PGEN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96212-P52298 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECIGEN, INC.

The Board of Directors recommends you vote FOR the following:

1. Company Proposal - Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Randal Kirk	☐	☐	☐
1b. Cesar Alvarez	☐	☐	☐
1c. Steven Frank	☐	☐	☐
1d. Vinita Gupta	☐	☐	☐
1e. Fred Hassan	☐	☐	☐
1f. Jeffrey Kindler	☐	☐	☐
1g. Nancy Howell Agee	☐	☐	☐
1h. Helen Sabzevari	☐	☐	☐
1i. James Turley	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. Company Proposal – Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026.	☐	☐	☐
3. Company Proposal - Advisory vote to approve executive compensation.	☐	☐	☐
4. Company Proposal - Approval of an amendment to the 2023 Omnibus Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting. When voting, have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V96213-P52298

PRECIGEN, INC.
Annual Meeting of Shareholders
June 18, 2026, 9:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Helen Sabzevari and Donald P. Lehr, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PRECIGEN, INC., that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on June 18, 2026, via a live webcast at www.virtualshareholdermeeting.com/PGEN2026, and any adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may be properly brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side